UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

SPRINGWORKS THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SPRINGWORKS THERAPEUTICS, INC.
100 Washington Blvd
Stamford, CT 06902
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held May 14, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders (“Annual Meeting”) of SpringWorks Therapeutics, Inc. (“the Company,” “SpringWorks,” “we,” “us” or “our”) will be held virtually on May 14, 2025 at 10:00 a.m. Eastern time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link meetnow.global/MWPYT6C.
We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings provide convenience to our stockholders and enable increased stockholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting meetnow.global/MWPYT6C.
The purpose of the Annual Meeting is the following:
1.
To elect three Class III directors to our board of directors (“Board of Directors” or “Board”), to serve until the 2028 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

4.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only SpringWorks’ stockholders of record at the close of business on March 24, 2025 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
You can find more information, including information regarding the nominees for election to our Board of Directors, in the accompanying proxy statement. The Board of Directors recommends that you vote in favor of each of proposals one, two and three as outlined in the accompanying proxy statement.
Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting. You may submit your proxy on the Internet, by phone or by mail in accordance with the instructions in the 2025 Notice Regarding the Availability of Proxy Materials.
By order of the Board of Directors,
/s/ Saqib Islam

Saqib Islam
Chief Executive Officer
Stamford, Connecticut
April 4, 2025

Page
GENERAL INFORMATION	2
PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS	6
CORPORATE GOVERNANCE	12
DIRECTOR COMPENSATION	20
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SPRINGWORKS THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	24
PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	26
EXECUTIVE OFFICER COMPENSATION	27
REPORT OF THE COMPENSATION COMMITTEE	59
DELINQUENT SECTION 16(A) REPORTS	60
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	61
PRINCIPAL STOCKHOLDERS	63
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	65
HOUSEHOLDING	66
STOCKHOLDER PROPOSALS	66
OTHER MATTERS	67

i

SPRINGWORKS THERAPEUTICS, INC.
100 Washington Blvd
Stamford, CT 06902
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2025
This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of SpringWorks Therapeutics, Inc., which will be held virtually on May 14, 2025 at 10:00 a.m. Eastern time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link meetnow.global/MWPYT6C. The Board of Directors of SpringWorks Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “SpringWorks Therapeutics,” “Company”, “we,” “us,” and “our” refer to SpringWorks Therapeutics, Inc. The mailing address of our principal executive offices is SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect and as otherwise described in the proxy statement.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2024 available to stockholders on April 4, 2025.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 14, 2025:
This proxy statement and our Annual Report to Stockholders are available for viewing, printing and downloading at www.investorvote.com/SWTX and
www.edocumentview.com/SWTX
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

SPRINGWORKS THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Our board of directors, or Board of Directors or Board, is soliciting your vote for the Annual Meeting for the purposes discussed in this proxy statement and the accompanying Notice of 2025 Annual Meeting of Stockholders.
Why am I receiving these materials?
We have made these proxy materials available to you to provide you with information regarding the proposals on which you may vote at the Annual Meeting. These proxy materials are available on the Internet, and we will, upon your request, deliver print versions of these proxy materials to you by mail, each as described in the following questions and answers. You are invited to attend the virtual Annual Meeting, and we are requesting you to vote on the proposals described in this proxy statement.
Can I access these materials on the Internet instead of receiving paper copies?
Yes, stockholders may access this proxy statement, our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2024, and the Notice of Internet Availability of Proxy Materials, or the Notice, via the Internet at www.investorvote.com/SWTX and www.edocumentview.com/SWTX. We are furnishing the proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials on the Internet or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to receive notice of and vote at the Annual Meeting is the close of business on March 24, 2025.
How many votes can be cast by all stockholders?
There were 74,984,358 shares of our common stock, par value $0.0001 per share, outstanding on March 24, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
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By Telephone. You may vote using a touch-tone telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

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By Internet. You may vote at www.investorvote.com/SWTX, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

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By Mail. You may vote by mail by completing, signing and dating the proxy card you received by mail and returning it in the enclosed prepaid envelope.

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During the Annual Meeting. You may vote during the Annual Meeting by attending the virtual Annual Meeting and executing a ballot in accordance with the procedures described at the Annual Meeting.

Telephone, Internet and mail voting for stockholders of record will be available until the closing of polls at the virtual Annual Meeting in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of SpringWorks Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
How do I revoke my proxy?
You may revoke your proxy by (i) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the virtual Annual Meeting or over the Internet by the cutoff time of the closing of polls at the virtual Annual Meeting, (ii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (iii) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, as amended, or bylaws, provide that a majority of the issued and outstanding shares of our common stock entitled to vote on any matters, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.
Shares held of record by stockholders or brokers, banks or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST and WITHHELD, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker “non-vote”: occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results with respect to any such proposal and, therefore, do not have an impact on such proposals.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares within its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. Each of Proposal No. 1 and No. 3 is considered to be a “non-routine” item, or a “non-discretionary item,” thus your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. If you do not instruct your broker how to vote with respect to these proposals, those votes will be considered broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, or a “discretionary item,” and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be included in determining the number of “votes cast” and will therefore have no effect on Proposal No. 2.
Our charter and bylaws do not provide for cumulative voting in the election of directors. Under our bylaws, directors are elected by plurality vote. This means that the three director nominees via Proposal No. 1 receiving the highest number of affirmative votes properly cast will be elected as directors. You may vote for the director nominees or withhold authority to vote your shares for the director nominees. Withholding authority to vote your shares with respect to the director nominees will have no effect on the election of the nominees. Broker non-votes are not considered votes cast and will have no effect on the election of the nominees.
To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:
Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Independent Registered Public Accounting Firm	Majority	Yes
Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No
“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.
“Majority” means a majority of the votes properly cast for or against such matter.
“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the nominee receiving the highest number of affirmative votes properly cast will be elected as a director.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Computershare Limited to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at an annual meeting. The required notice must be submitted in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For stockholder proposals to be brought before the next annual meeting, the required notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than January 14, 2026 and no later than February 13, 2026.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act and be received no later than December 5, 2025, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the Annual Meeting were first made available to stockholders. Any stockholder proposals submitted outside the processes of SEC Rule 14a-8, or received after December 5, 2025, will be considered untimely. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Stockholder proposals and the required notice submitted by mail should be addressed to our Corporate Secretary at our principal executive offices at the address set forth above.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Why is the Annual Meeting a virtual, online meeting?
We believe that hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting, to enable us to address appropriate questions at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
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the Class I directors are Saqib Islam, J.D. and Carlos Albán, and their terms will expire at the annual meeting of stockholders to be held in 2026;

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the Class II directors are Freda Lewis-Hall, M.D., DFAPA and Martin Mackay, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2027; and

•
the Class III directors are Alan Fuhrman, Julie Hambleton, M.D., and Daniel S. Lynch, M.B.A., and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors have nominated Alan Fuhrman, Julie Hambleton, M.D., and Daniel S. Lynch, M.B.A. for election as the Class III directors at the Annual Meeting. The nominees are presently directors and each has indicated a willingness to continue to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Our Board selection process places emphasis on identifying members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among Board members, and their knowledge of our business and understanding of the competitive landscape. Our Company policy commits us to the values of diversity, and thus, the diversity of our Board is an important consideration, among other qualifications, in the director nomination and selection process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches. Our seven directors range in age from 55 to 70 and include two women and three ethnically diverse persons.
Nominees for Election as Class III Directors
The following table and below summaries identify our Class III directors and set forth their principal occupations and business experience during the last five years and their ages as of March 24, 2025.
Name	Positions and Offices Held with SpringWorks Therapeutics	Director Since	Age
Alan Fuhrman	Director	2019	68
Julie Hambleton, M.D.	Director	2020	67
Daniel S. Lynch, M.B.A.	Chairman of the Board	2016	66
Alan Fuhrman has served as a member of our Board of Directors since August 2019. Mr. Fuhrman currently serves as the Chief Financial Officer of Tyra Biosciences, Inc. From December 2017 until June 2020, Mr. Fuhrman served as Chief Financial Officer of Amplyx Pharmaceuticals, Inc., or Amplyx. Prior to Amplyx, Mr. Fuhrman served as Chief Financial Officer of Mirna Therapeutics, Inc. from September 2015 to August 2017. Mr. Fuhrman also served as Chief Financial Officer of Ambit Biosciences Corporation from October 2010 to November 2014, Chief Financial Officer of Naviscan, Inc. from November 2008 to

September 2010 and Chief Financial Officer of Sonus Pharmaceuticals, Inc. from September 2004 to August 2008. Mr. Fuhrman previously served as a member of the board of directors of Checkmate Pharmaceuticals, Inc. from June 2019 through May 2022. Mr. Fuhrman also served as interim President and Chief Executive Officer of Checkmate Pharmaceuticals, Inc. from October 2021 through February of 2022. Mr. Fuhrman has been a member of the board of directors of Esperion Therapeutics, Inc. since March 2020 (where he also serves as chairman of the audit committee of the board of directors). Mr. Fuhrman also served as a member of the board of directors and chairman of the audit committee of Loxo Oncology, Inc. from January 2015 to February 2019. Mr. Fuhrman received B.S. degrees in business administration and agricultural economics from Montana State University and practiced as a CPA with Coopers and Lybrand. We believe that Mr. Fuhrman is qualified to serve on our Board of Directors based on his experience as the Chief Financial Officer of pharmaceutical companies, his service on the boards of directors of other public biotechnology companies and his financial expertise and experience with public company accounting.
Julie Hambleton, M.D., has served as a member of our Board of Directors since May 2020. She has extensive experience working with regulatory agencies, including the U.S. Food and Drug Administration and the European Medicines Agency, and in filings of investigational new drug applications, biologics license applications, and special protocol assessments. Dr. Hambleton served as interim President and Chief Executive Officer of Arch Oncology, a privately-held biotechnology company from August 2020 until her retirement in March 2021. Previously, Dr. Hambleton served as Senior Vice President, Chief Medical Officer, and Head of Development at IDEAYA Biosciences an oncology medicine company, from June 2018 to April 2020. She also served as Executive Vice President and Chief Medical Officer at Five Prime Therapeutics from August 2015 to February 2016 and as Vice President, Head of U.S. Medical at Bristol-Myers Squibb from May 2016 to September 2017. Dr. Hambleton began her industry career at Genentech, Inc., and served in various roles, including most recently as Group Medical Director, Global Clinical Development from July 2009 to April 2010. Dr. Hambleton has also served on the boards of directors of IGM Biosciences, Inc. since August 2018 and Erasca, Inc. since March 2021. Dr. Hambleton holds an M.D. from Case Western Reserve University School of Medicine and a B.S. from Duke University. We believe Dr. Hambleton is qualified to serve on our Board of Directors based on her extensive experience in the biopharmaceutical industry.
Daniel S. Lynch, M.B.A., has served as our Chairman since August 2019, and served as our Executive Chairman from August 2017 to August 2019. Additionally, from February 2018 to July 2018, Mr. Lynch served as our interim Chief Executive Officer. Mr. Lynch currently serves as Executive Venture Partner at GV Management Company, L.L.C. Mr. Lynch served as interim Chief Executive Officer of Surface Oncology, Inc., from September 2017 to January 2018. From May 2013 to December 2016, Mr. Lynch served as a Venture Partner at Third Rock Ventures, L.P., or Third Rock, and from January 2017 to March 2021 served as Senior Advisor at Third Rock. From April 2001 to November 2005, Mr. Lynch served as the Chief Financial Officer and then the Chief Executive Officer of ImClone Systems, Inc. Mr. Lynch served as chairman of the board of directors of 2seventy bio, Inc. from November 2021 to June 2024 (where he also served as a member of the audit committee, the nominating and corporate governance committee, and the compensation committee), served as chairman of the board of directors of Xilio Therapeutics, Inc. from June 2020 to June 2022, served as chairman of the board of directors of Surface Oncology, Inc. from December 2016 to April 2021, served as chairman of the board of directors of bluebird bio, Inc. from May 2011 to November 2021, served as chairman of the board of directors of Blueprint Medicines Corp. from September 2012 to June 2021, served as a member of the board of directors of Omega Alpha SPAC from January 2021 to January 2023, served as a member of the board of directors of Translate Bio, Inc. (formerly RaNa Therapeutics, Inc.) from June 2012 to June 2021, served as a member of the board of directors of Sesen Bio, Inc. from December 2013 to May 2020 (including as chairman of the board of directors from 2013 to 2016) and served as a member of the board of directors of DNIB Unwind, Inc. (formerly BIND Therapeutics, Inc.) from October 2012 to July 2016. Mr. Lynch received a B.A. in mathematics from Wesleyan University and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our Board of Directors based on his experience as the Chief Executive Officer and Chief Financial Officer of a public pharmaceutical company and as executive chairman and director for many other life science companies.

Directors Not Standing for Election or Re-Election
The following table and the information below it identify and summarize our Class I and Class II directors who are not standing for election or re-election at the Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of March 24, 2025.
Name	Positions and Offices Held with SpringWorks Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Saqib Islam, J.D.	Chief Executive Officer and Director	2018	Class I — 2026	55
Carlos Albán	Director	2022	Class I — 2026	62
Freda Lewis-Hall, M.D., DFAPA	Director	2017	Class II — 2027	70
Martin Mackay, Ph.D.	Director	2024	Class II — 2027	68
Class I Directors (Term Expires at 2026 Annual Meeting)
Saqib Islam, J.D., has served as our Chief Executive Officer and a member of our Board of Directors since August 2018. Previously, Mr. Islam served as our Chief Financial Officer and Chief Business Officer since our formation in August 2017. Prior to joining SpringWorks, Mr. Islam served as Chief Business Officer at Moderna Inc. (formerly Moderna Therapeutics, Inc.), or Moderna, from February 2016 to August 2017. Prior to Moderna, Mr. Islam was Executive Vice President, Chief Strategy and Portfolio Officer at Alexion Pharmaceuticals, Inc., or Alexion, from February 2013 to February 2016, where he was responsible for executing the company’s corporate growth strategies and contributed to its assessment and management of global operations. Prior to joining Alexion, Mr. Islam worked for more than 25 years in international business management with a focus on business development, strategic decision-making and planning and capital markets, previously holding Managing Director positions at Morgan Stanley and Credit Suisse. Mr. Islam has also served as a member of the board of directors of Passage Bio, Inc. since March 2019 (and a member of the audit committee since February 2020), as a member of the board of directors of ARS Pharmaceuticals, Inc. since March 2019 (and a member of the compensation committee since November 2020), and previously served as a member of the board of directors of ARYA Sciences Acquisition Corp III from August 2020 until November 2021. Mr. Islam holds a J.D. from Columbia Law School, where he was a Harlan Fiske Stone Scholar, and a Bachelor’s degree from McGill University where he was a Faculty and University Scholar. We believe that Mr. Islam is qualified to serve on our Board of Directors based on his experience and expertise in operations management and executive leadership at various biopharmaceutical companies.
Carlos Albán, has served as a member of our Board of Directors since July 2022. From December 2018 until March 2021, Mr. Albán served as Vice Chairman, Chief Commercial Officer of AbbVie, Inc., or AbbVie, responsible for global commercial operations, including the Pharmacyclics commercial functions. From January 2013 until December 2018, he served as AbbVie’s Executive Vice President, Commercial Operations. From February 2011 until December 2012, Mr. Albán served as Senior Vice President, Proprietary Pharmaceutical Products, Global Commercial Operations for Abbott Laboratories, Inc., or Abbott, and previously served at Abbott as Senior Vice President, International Pharmaceuticals from 2009 to 2011, as Vice President, Western Europe and Canada from 2007 to 2009, and as Vice President, European Operations from 2006 to 2007. Mr. Albán has served on the board of directors of Solventum Corporation since April 2024. Mr. Albán received a degree in economics from Pontificia Universidad Javeriana. We believe that Mr. Albán is qualified to serve on our Board of Directors based on his expertise and experience as a senior executive in the biopharmaceutical and health care industry.
Class II Directors (Term Expires at 2027 Annual Meeting)
Freda Lewis-Hall, M.D., DFAPA, has served as a member of our Board of Directors since August 2017. Dr. Lewis-Hall served as Senior Medical Advisor to the Chief Executive Officer at Pfizer Inc., or Pfizer, from January 2020 until her retirement in March 2020. Prior to that, from January 2019 to December 2019, Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer, where she was responsible for Pfizer’s office of patient affairs, centers of excellence on pediatric care, clinical trial diversity and healthy aging, its enterprise benefit-risk communications and its worldwide compassionate access program. Prior to January 2019, Dr. Lewis-Hall served as Pfizer’s Chief Medical Officer from 2009 to January 2019. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals Incorporated from June 2008 to May 2009, Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb from 2003 until May 2008, and Product Team Leader at Pharmacia Corp. and Eli Lilly and Company from 1998 to 2002. Dr. Lewis-Hall has served as a member of the board of directors for Exact Sciences Corporation since April 2020 (where she also serves as a member of the compensation and management development committee), as a member of the board of directors for Milliken & Company since July 2019, as a member of the board of directors for Pyxis Oncology, Inc. since October 2021 (where she also serves as a member of the nominating and corporate governance committee), and the board of Musculo, Inc. since March 2023. Dr. Lewis-Hall has served as the chair of the board of directors of Conduit Pharmaceuticals, Inc. since September 2023. Dr. Lewis-Hall previously served as a member of the board of directors for 1Life HealthCare, Inc. from November 2019 until 2023 (where she also served as a member of the nominating and corporate governance committee), and as a member of the board of directors for Tenet Healthcare Corporation from 2014 to 2017. Dr. Lewis-Hall holds an M.D. from Howard University Hospital and College of Medicine and a B.A. in natural sciences from Johns Hopkins University. We believe Dr. Lewis-Hall is qualified to serve on our Board of Directors based on her expertise and experience in the biopharmaceutical industry and her leadership experience as a senior executive at various biopharmaceutical companies.
Martin Mackay, Ph.D., has served as a member of our Board of Directors since August 2024. Dr. Mackay currently serves as Executive Chair of Rallybio Corporation, or Rallybio. Dr. Mackay previously served as the Chief Executive Officer of Rallybio from 2018 until 2023. Previously, Dr. Mackay was Executive Vice President, Head of Research and Development at Alexion from 2013 until 2017. Prior to joining Alexion, Dr. Mackay served as President, Research and Development at AstraZeneca from 2010 to 2013, where he led the research and development, or R&D, functions worldwide, including discovery research, clinical development, regulatory affairs, and key related R&D functions. From 1995 to 2009, he held various positions at Pfizer Inc., including Senior Vice President of Worldwide Development, where he was a member of the Executive Leadership Team and led a global organization tasked with advancing a portfolio of investigational medicines across a range of disease areas, and President, Head of Pfizer Pharmatherapeutics, R&D, where he oversaw all aspects of small molecule discovery and development across multiple therapeutic areas. From 1986 to 1995, Dr. Mackay worked at Ciba-Geigy (now Novartis) in the United Kingdom and Switzerland, and held various positions in academic research prior to that time. Dr. Mackay has served as a director of Novo Nordisk since March 2018 and Charles River Laboratories since July 2017. Dr. Mackay holds a First-Class Honours degree in Microbiology from Heriot-Watt University and his Ph.D. in Molecular Genetics from the University of Edinburgh. We believe Dr. Mackay is qualified to serve on our Board of Directors based on his expertise and experience in the biopharmaceutical industry with R&D and his leadership experience as a senior executive at various biopharmaceutical companies.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of ours. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at SpringWorks Therapeutics and their ages as of March 24, 2025.

Name	Position Held with SpringWorks Therapeutics	Officer Since	Age
Francis I. Perier, Jr., M.B.A.	Chief Financial Officer	2019	65
Badreddin Edris, Ph.D.	Chief Operating Officer	2018	38
Bhavesh Ashar, M.B.A.	Chief Commercial Officer	2021	59
James Cassidy, M.D., Ph.D.	Chief Medical Officer	2021	66
Daniel Pichl	Chief People Officer	2020	42
Herschel S. Weinstein, J.D.	General Counsel and Secretary	2020	69
Tai-An Lin, Ph.D.	Chief Scientific Officer	2023	62
Francis (Frank) I. Perier, Jr., M.B.A., has served as our Chief Financial Officer since August 2019. Prior to joining SpringWorks Therapeutics, Mr. Perier was retired following the 2014 acquisition of Forest Laboratories, Inc, or Forest, by Actavis plc, or Actavis. From September 2004 to October 2014, Mr. Perier served as Chief Financial Officer of Forest. Prior to Forest, Mr. Perier was with Bristol-Myers Squibb from 1995 to 2004, where he worked in corporate and operations executive finance capacities of increasing responsibilities, including Vice President of Finance and Operations Planning-Americas Medicines Group, the company’s largest business unit at that time. Before joining Bristol-Myers Squibb, Mr. Perier also previously served as an accounting and auditing partner at Deloitte & Touche LLP, where he worked for approximately 15 years. Mr. Perier also served as a member of the board of directors of Concordia International, Inc., a specialty pharmaceutical company, from May 2017 to September 2018. Mr. Perier received an M.B.A. from the Stern School of Business, New York University and a Bachelor’s degree in Accountancy from Villanova University. He is a Certified Public Accountant (inactive) and a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
Badreddin Edris, Ph.D., has served as our Chief Operating Officer since January 2021. Previously, Dr. Edris served as our Chief Business Officer from September 2018 to December 2020. Prior to joining us, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, or OrbiMed, a healthcare investment firm, from June 2014 to November 2018. During his tenure at OrbiMed, Dr. Edris focused on investing in private and public biopharmaceutical companies, and also co-founded and held operating roles at two OrbiMed portfolio companies, Silverback Therapeutics, Inc., where he was Chief Business Officer from April 2016 to September 2018, and Edgewise Therapeutics, Inc., where he was Chief Operating Officer from May 2017 to March 2018 and advisor from March 2018 to February 2021. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris has also served as a member of the board of directors of Edgewise Therapeutics since February 2021 (where he also serves on the compensation committee). Dr. Edris holds a Ph.D. in Genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow, an M.S. in Biology from Stanford University and a Bachelor’s degree in Microbiology from Weber State University.
Bhavesh Ashar, M.B.A., has served as our Chief Commercial Officer since March 2021. From May 2017 to March 2021, Mr. Ashar served as Senior Vice President and Head of Oncology for Bayer’s Pharmaceuticals Division in the United States. Prior to that, Mr. Ashar served as Vice President and General Manager of US Oncology for Sanofi Genzyme from May 2014 to April 2017 and as Vice President, Transplant from December 2011 to April 2014, and earlier, held various roles of increasing responsibility at Sanofi Genzyme over an approximately 15-year tenure. Mr. Ashar received a Bachelor of Science degree in Mathematics from Imperial College in London and an M.B.A. from the University of Chicago Booth School of Business.
James (Jim) Cassidy, M.D., Ph.D., has served as our Chief Medical Officer since August 2021. From February 2020 to August 2021, Dr. Cassidy served as Vice President of Oncology Strategic Program Direction at Regeneron Pharmaceuticals, Inc. Prior to that, Dr. Cassidy served as Corporate Vice President of Translational Development at Celgene Corporation, or Celgene, from November 2016 to January 2020. Prior to Celgene, Dr. Cassidy served as the Vice President of Oncology at Bristol-Myers Squibb from June 2013 to November 2016 and held various roles of increasing responsibility at Hoffmann La-Roche, or Roche, including Global Head of Translational Research for Oncology and Acting Head of the Oncology Therapy Area. Before joining Roche, he had been a leading academic physician-scientist, most recently having served as Professor of Oncology, Head of the Department of Cancer Research and Head of the Division of Cancer Sciences and Molecular Pathology at the University of Glasgow in Scotland. Dr. Cassidy received his medical degree and doctorate from the University of Glasgow.
Daniel Pichl has served as our Chief People Officer since August 2020. Prior to joining us, he served as Senior Vice President, Head of Human Resources and Global HR Business Partner for the Ultrasound division at Siemens Healthineers, USA, or Siemens, from July 2018 to July 2020. At Siemens, he had global responsibility for People Strategy, Employee Relations, Compensation & Benefits, Talent Acquisition, Talent & Performance Management, Leadership Development, and Learning. Prior to this role, he served as Vice President, Head of People & Leadership for the Americas region from February 2016 to June 2018, and before that, he held positions of increasing responsibility at Siemens AG, Germany from May 2010 to January 2016. Mr. Pichl earned a Master of International Business degree from Macquarie University in Sydney, Australia, and a Master of Psychology degree from Ludwig-Maximilians-University in Munich, Germany.
Herschel S. Weinstein, J.D., has served as our General Counsel and Secretary since January 2020. Prior to joining us, he served as Vice Chair of the Life Sciences Group at Lowenstein Sandler LLP, or Lowenstein, from May 2014 to January 2020. Prior to his role at Lowenstein, Mr. Weinstein served as General Counsel of Forest from February 2006 to November 2013, prior to Forest’s acquisition by Actavis. While at Forest, Mr. Weinstein established the in-house legal function, was responsible for the significant licensing, collaboration and acquisition transactions that the company executed, served as Corporate Secretary for all corporate governance and board matters, and provided legal support to all functions of the organization. Before joining Forest, Mr. Weinstein was a partner for many years at the law firm Dornbush Schaeffer Strongin & Venaglia, LLP. Mr. Weinstein received a J.D. from Harvard Law School and a Bachelor of Arts from Brandeis University.
Tai-An Lin, Ph.D., has served as our Chief Scientific Officer since September of 2023. He has more than 25 years of biotechnology and global pharmaceutical experience in advancing drug discovery programs from target identification to early clinical trials across the therapeutic areas of oncology, immuno-oncology, and immunology. Previously, Dr. Lin was Senior Vice President of Translational Science and Discovery Biology of Black Diamond Therapeutics, Inc., or Black Diamond, from September 2021 to September 2023 and as Vice President of Biology of Black Diamond from August 2019 to September 2021. Before Black Diamond, Dr. Lin was a Director of Immuno-Oncology Translational Innovation Platform and Experimental Medicine at Merck KgaA/EMD Serono, or EMD Serono, from December 2016 to August 2019, where he led the translational biomarker research team and immuno-oncology precision medicine efforts. Prior to EMD Serono, Dr. Lin had extensive experience in leading multidisciplinary drug discovery teams and biology groups at global pharmaceutical companies including Bristol-Myers Squibb, Roche, and Janssen Pharmaceuticals; key accomplishments included early discovery efforts for several kinase inhibitors including dasatinib, and leadership of Bristol-Myers Squibb’s linrodostat and Roche’s RG7185 projects.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of ours. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
For Proposal No. 1, the director nominee(s) receiving the highest number of affirmative votes properly cast, submitted in person or by proxy, will be elected as director(s).
The Board of Directors recommends voting “FOR” the election of Alan Fuhrman, Julie Hambleton, and Daniel S. Lynch, as the Class III directors, to each serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests for recommendations from members of the Board of Directors, our executive officers, third-party search firms and other sources deemed appropriate by the committee, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, members of the committee and our Board of Directors. The minimum qualifications, qualities and skills that a committee-recommended nominee for a position on our Board of Directors must satisfy are set forth in our corporate governance guidelines, including experience at a strategic or policymaking level, accomplishments in his or her field, being well-regarded in the community, having integrity, having sufficient time and availability to devote to the affairs of SpringWorks Therapeutics, and to the extent such nominee serves or has previously served on other boards, contributions to such boards. In addition, while we have no formal policy regarding Board diversity, the overall diversity of our Board is an important consideration in the director nomination and selection process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.
The following table highlights, without limitation, the specific skills, qualifications and experience our nominating and corporate governance committee considered in nominating our current directors:
Skills, Qualifications & Experience	Carlos Albàn	Alan Fuhrman	Julie Hambleton	Saqib Islam	Freda Lewis-Hall	Daniel S. Lynch	Martin Mackay
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Accounting & Finance		✓		✓		✓
Corporate Governance					✓	✓
Commercialization	✓			✓		✓
International Business	✓		✓	✓	✓	✓	✓
Strategic Planning	✓			✓		✓
Drug Research / Development			✓		✓		✓
Other Public Company Board	✓	✓	✓	✓	✓	✓	✓
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. In addition, to comply with the universal proxy rules, stockholders who wish to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026. Stockholder proposals should be addressed to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws and the stockholders have otherwise complied with the requirements set forth in our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Saqib Islam, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Islam is not an independent director under these rules because he is our Chief Executive Officer.
Board Committees
Our Board of Directors has established an audit and compliance committee, or audit committee, a compensation committee, a nominating and corporate governance committee, and a research and development committee. Each of the audit committee, compensation committee, nominating and corporate governance committee, and research and development committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee, and research and development committee is posted on the corporate governance section of our website, https://ir.springworkstx.com/investor-relations/corporate-governance.
Audit and Compliance Committee
Alan Fuhrman, Julie Hambleton, and Freda Lewis-Hall serve on the audit committee, which is chaired by Mr. Fuhrman. Our Board of Directors has determined that each of Mr. Fuhrman, Dr. Hambleton and Dr. Lewis-Hall are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and that all members of the committee have sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Fuhrman as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2024, the audit committee met five (5) times. The report of the audit committee is included in this proxy statement under “Report of the Audit and Compliance Committee.” The audit committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

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reviewing quarterly earnings releases;

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overseeing our overall risk management profile, including with respect to our information security, cybersecurity and technology risks, including artificial intelligence, as well as compliance risks relevant to pharmaceutical manufacturers, including those associated with federal healthcare programs and the development, manufacture, sales and marketing of prescription drugs;

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overseeing and supporting the implementation and effectiveness of our corporate compliance program to ensure it is generally effective in preventing and detecting misconduct, ensuring proper corrective action and remedial activity, overseeing the performance of our Chief Compliance Officer and our management-level compliance committee, and promoting an organizational culture that encourages lawful and ethical conduct and business integrity; and

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overseeing any climate related disclosure, including for compliance with applicable laws and regulations.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Daniel S. Lynch, Carlos Albán, and Martin Mackay serve on the compensation committee, which is chaired by Mr. Lynch. Our Board of Directors has determined that each of Messrs. Lynch and Albán, and Dr. Mackay is “independent” as defined in the applicable Nasdaq rules for purposes of serving on the compensation committee. During the fiscal year ended December 31, 2024, the compensation committee met seven (7) times. The compensation committee’s responsibilities include:
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annually reviewing and recommending to the Board of Directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board of Directors the compensation of our Chief Executive Officer;

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reviewing and approving the compensation of our other executive officers;

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reviewing and establishing our overall management compensation, philosophy, and policy;

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overseeing and administering our compensation and similar plans;

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evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

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retaining and approving the compensation of any compensation advisors;

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reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards;

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evaluating and making recommendations to the Board of Directors about director compensation;

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preparing the compensation committee report required by SEC rules to be included in our annual proxy statement; and

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reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee
Freda Lewis-Hall, Carlos Albán and Alan Fuhrman serve on the nominating and corporate governance committee, which is chaired by Dr. Lewis-Hall. Our Board of Directors has determined that Dr. Lewis-Hall, Mr. Albán and Mr. Fuhrman are “independent” as defined in the applicable Nasdaq rules for purposes of serving on the nominating and corporate governance committee. During the fiscal year ended December 31, 2024, the nominating and corporate governance committee met four (4) times. The nominating and corporate governance committee’s responsibilities include:
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developing and recommending to the Board of Directors criteria for Board and committee membership;

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establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

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reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

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identifying individuals qualified to become members of the Board of Directors;

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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

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developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

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overseeing succession planning of management and the Board of Directors;

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exercising oversight over environmental and social governance matters; and

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overseeing the annual evaluation of our Board of Directors and management.

The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees.   Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Research and Development Committee
Julie Hambleton and Martin Mackay serve on the research and development committee, which is chaired by Dr. Hambleton. During the fiscal year ended December 31, 2024, the research and development committee met three (3) times. The research and development committee’s responsibilities include:
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providing feedback and analysis to Company management and personnel regarding, and assisting the Board of Directors regarding its oversight of, pre-clinical and clinical decision-making;

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evaluating and advising the Board of Directors regarding the Company’s progress in achieving its short-term and long-term strategic research and development goals and objectives;

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evaluating and advising the Board of Directors regarding the quality, direction and competitiveness of the Company’s research and development programs;

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evaluating potential in-licensing, acquisition and collaboration opportunities as requested by the Company; and

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providing recommendations regarding key discovery and development strategies, as requested by the Board of Directors from time to time, to align with business needs of the Company.

Board and Committee Meetings Attendance
The full Board of Directors met five (5) times during 2024. During 2024, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All of the members of the Board of Directors serving at the time of the 2024 annual meeting of stockholders attended the 2024 annual meeting of stockholders that was held on May 16, 2024.

Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock, including for purposes of hedging investment risk, by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. In addition, such policy prohibits the pledging of the Company’s equity as collateral for a loan. It is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.springworkstx.com/investor-relations/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Currently, the role of Chairman of the Board of Directors is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and future commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Upon joining our Board of Directors, new directors are provided with a comprehensive orientation covering key topics including our business, strategy and governance and obligations of directors. New directors typically participate in introductory meetings with our senior management across various areas of our company. On a regular basis, directors receive presentations on a variety of topics related to their work on the Board of Directors and within the industry, both from senior management and from experts outside of our company.
The Board of Directors also receives periodic briefings and education on core concepts and trends that impact our businesses. Our Board of Directors engages in an ongoing self-evaluation and assessment process. Annually, the directors review and complete evaluations on Board effectiveness, committee performance and peer assessment. This process is overseen by the nominating and corporate governance committee, and outside counsel is retained to review and analyze the completed evaluations. Each of the committees and the full Board discuss their self-assessments in executive sessions at least annually. The nominating and corporate governance committee periodically reviews the form and process for Board and committee self-evaluations. Feedback received regarding individual directors is shared with the chair of the nominating and corporate governance committee and the individual directors. The Board of Directors believes that this annual evaluation process supports its effectiveness and continuous improvement.
Corporate Sustainability Strategy
We recognize the importance of sustainability, a diverse workforce, and a commitment to the communities we serve. We believe that a sustainable business strategy in driving the long-term growth of our business requires the integration of corporate sustainability, or CS, considerations and we continue to evaluate our CS strategy to ensure that we are focused on the issues that are most impactful to our business and our stockholders. We believe that delivering sustainable, long-term growth rests on strong governance at every level of our business. Our Board operates with integrity and transparency as it oversees corporate governance practices to serve the interests of our stockholders and better align the interests of directors and management with those of our stockholders. Some key attributes of our governance framework include:
•
the development (and recommendation thereof) of criteria for Board and committee membership, including the assessment of diversity;

•
active stockholder engagement;

•
annual board self-assessment process; and

•
risk oversight by the Board of Directors and committees.

In addition, the nominating and corporate governance committee oversees CS matters, including our engagement with our stockholders concerning our CS strategy, and our audit committee has responsibility for oversight of compliance with applicable current and future reporting requirements related to CS.
Stockholder Feedback on Corporate Governance Structure
As part of our ongoing efforts to engage with stockholders, following our 2024 annual meeting of stockholders and as more fully discussed in the “Stockholder Engagement” section below, we solicited and received input on a variety of topics, including our corporate governance structure. We continue to evaluate appropriate corporate governance policies, taking into account the feedback received. In particular, certain investors shared their perspectives on our classified board structure and opined that we should consider sunsetting such structure in the future. The Board of Directors considered this feedback as part of its regular evaluation of corporate governance. With regard to retaining the classified board structure, the Board of Directors continues to believe that, in light of the long time horizons for the successful development and introduction of pharmaceutical products, a classified board remains appropriate at this time to ensure the necessary continuity and stability of leadership and the development of the in-depth knowledge required to guide long-term strategies. We also believe our classified board structure is generally in line with our peers. Of our biotech industry peers, 73.9% have a classified board structure, and the percentage is 78.9% among our executive compensation peers. We are committed to continuing to have an ongoing dialogue with our stockholders about this issue as well as other governance topics.

Communication with the Directors of SpringWorks Therapeutics
Any interested party with concerns about the Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors, or Chairman, or the nominating and corporate governance committee, by submitting a written communication to the attention of such directors at the following address:
c/o SpringWorks Therapeutics, Inc.
100 Washington Blvd
Stamford, CT 06902
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to SpringWorks Therapeutics’ General Counsel and a copy of such communication may be retained for a reasonable period of time. The Chairman may discuss the matter with SpringWorks Therapeutics’ legal counsel, with independent advisors, with non-management directors, or with SpringWorks Therapeutics’ management, or may take other action or no action as the Chairman determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by SpringWorks Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. SpringWorks Therapeutics has also established a toll-free telephone number for the reporting of such activity, which is 855-722-2291.

DIRECTOR COMPENSATION
Role of Compensation Consultant
Each year, when establishing the appropriate level of compensation for our non-employee directors, our compensation committee considers relevant market data received from our independent compensation consultant for companies in our peer group.
Fourth Amended and Restated Non-Employee Director Compensation Policy in effect from February 29, 2024 through March 19, 2025
From and after February 29, 2024, each of our non-employee directors participated in our Fourth Amended and Restated Non-Employee Director Compensation Policy, or our Fourth Amended Director Plan. All compensation paid to our non-employee directors during 2024 was made in accordance with this policy. Pursuant to such policy, each of our non-employee directors was entitled to an annual cash fee of $50,000. The non-executive chairperson of our Board of Directors was entitled to receive an additional annual fee of $35,000. In addition, members of our committees of the Board of Directors were entitled to receive additional compensation as follows: (i) each non-chairperson member of the audit committee was entitled to receive an annual fee of $10,000, while the chairperson of the audit committee was entitled to receive an annual fee $20,000; (ii) each non-chairperson member of the compensation committee was entitled to receive an annual fee of $7,500, while the chairperson of the compensation committee was entitled to receive an annual fee of $15,000; (iii) each non-chairperson member of the nominating and corporate governance committee was entitled to receive an annual fee of $5,000, while the chairperson of the nominating and corporate governance committee was entitled to receive an annual fee of $10,000; and (iv) each non-chairperson member of the research and development committee was entitled to receive an annual fee of $7,500 and the chairperson of the research and development committee was entitled to receive an annual fee of $15,000. In addition, each non-employee director serving on our Board of Directors was entitled to receive a one-time equity grant with a value of $1,100,000 upon initial appointment or election to the Board of Directors, with two-thirds (2/3) of the value of such grant (calculated using the Black-Scholes option pricing model) provided in the form of stock options, which vest in equal monthly installments over three (3) years, and one-third (1/3) of such value provided in the form of restricted stock unit awards, which vest in equal annual installments over three (3) years, subject to continued service on the Board of Directors through each vesting date. Further, immediately following each annual meeting of the Company’s stockholders, each continuing non-employee director serving on our Board of Directors was entitled to receive an annual equity grant that had a value equivalent to $550,000, with two-thirds (2/3) of the value of such grant (calculated using the Black-Scholes option pricing model) provided in the form of stock options and one-third (1/3) of such value in the form of restricted stock unit awards, with such annual grant vesting on the earlier of the one-year anniversary of the grant date and the Company’s next annual meeting of stockholders following such grant, subject to continued service on the Board of Directors through such date. All of the foregoing equity grants become immediately exercisable upon the death or permanent disability of a non-employee director or upon a “sale event” (as defined in the Company’s Amended and Restated 2019 Stock Option and Incentive Plan, or 2019 Plan).
Fifth Amended and Restated Non-Employee Director Compensation Policy in effect as of March 20, 2025
In 2025, our compensation committee continued to retain the services of Aon as its compensation consultant to advise on, among other things, director compensation matters. On March 20, 2025, the Board of Directors approved our Fifth Amended Non-Employee Director Compensation Policy, or our Fifth Amended Director Plan, upon recommendation of our compensation committee, to make certain adjustments to our non-employee director compensation to align it with the competitive market and be used for determining director compensation from and after such date. These adjustments include the following:
•
changing the distribution of stock options and restricted stock unit awards comprising the initial equity grant and the annual equity grant from two-thirds stock options and one-third restricted stock unit awards to one-half stock options and one-half restricted stock unit awards;

•
decreasing the value of the initial equity grant upon initial appointment or election to the Board from $1,100,000 to $930,000; and

•
decreasing the value of the annual equity grant from $550,000 to $465,000.

All of the foregoing equity grants become immediately vested or exercisable, as the case may be, upon the death or permanent disability of a non-employee director or upon a “sale event” (as defined in the 2019 Plan).
Under our Fifth Amended Director Plan, the fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member remained the same as those under the Fourth Amended Director Plan and are as follows:
Annual Retainer
Board of Directors:
All nonemployee members	$50,000
Additional retainer for Non-Executive Chairman of the Board	$35,000
Audit Committee:
Chairman	$20,000
Non-Chairman members	$10,000
Compensation Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Nominating and Corporate Governance Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Research and Development Committee:
Chairman	$15,000
Non-Chairman members	$7,500
The aforementioned changes to our non-employee director compensation pursuant to our Fifth Amended Director Plan shall be applicable to all non-employee directors newly appointed from and after this Annual Meeting and all current non-employee directors who continue their service on the Board of Directors after this Annual Meeting.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Executive Officer and Non-Employee Director Stock Ownership Policy
In response to feedback we received from stockholders in 2024, we adopted an Executive Officer and Non-Employee Director Stock Ownership Policy, or the Stock Ownership Policy, which requires our non-employee directors to hold equity worth at least four times the annual board cash retainer. Directors have five years to achieve compliance with the requirements of the policy from the later of April 2, 2024 or the date the individual becomes a director, and in either case must maintain the requirement thereafter. Compliance with the stock ownership policy is determined on an annual basis on the last day of each fiscal year. For the purposes of evaluating compliance with this Stock Ownership Policy, only ownership of vested and unvested time-based restricted stock and restricted stock unit awards is considered (performance-based equity awards and stock options are not considered in determining ownership levels). As of the date of this filing, all directors were in compliance with this Stock Ownership Policy. These minimum share ownership and holding guidelines are designed to align the interests of the Board of Directors with the interests of our shareholders by encouraging our Board of Directors to maintain a meaningful financial stake in our long-term success. The Stock Ownership Policy also contains separate share ownership and holding requirements for our Chief Executive Officer and our other executive officers, which are discussed in the “Executive Officer Compensation” section below.
Other Compensation Details
The aggregate amount of cash and equity compensation paid to any non-employee director in a calendar year may not exceed $1,600,000 for the first year of service and $800,000 for each year of service thereafter (or such other limits as may be set forth in the 2019 Plan or any similar provision of a successor plan). Employee directors receive no additional compensation for their service as a director.
2024 Non-Employee Director Compensation Table
The table below provides information regarding the total compensation that was earned by or paid to our non-employee directors during 2024. Each of Daniel S. Lynch, Freda Lewis-Hall, Alan Fuhrman, Julie Hambleton, and Carlos Albán served as non-executive directors during all of 2024. Martin Mackay joined the Board of Directors as a non-executive director on July 29, 2024 and remains a director today. Saqib Islam, our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Islam, as an executive officer, is presented in “Executive Officer Compensation — Summary Compensation Table for Fiscal Year 2024.”
Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Daniel S. Lynch, M.B.A.	100,000	183,333	366,906	—	650,239
Freda Lewis-Hall, M.D., DFAPA	70,000	183,333	366,906	—	620,239
Alan Fuhrman	75,000	183,333	366,906	—	625,239
Julie Hambleton, M.D.	75,000	183,333	366,906	—	625,239
Carlos Albán	62,500	183,333	366,906	—	612,739
Martin Mackay, Ph.D.(5)	28,750	366,638	733,817	—	1,129,205

(1)
Amounts reported represent payments made pursuant to our Fourth Amended Director Plan during 2024.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock unit awards granted during 2024 calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of restricted stock unit awards, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
Amounts shown reflect the aggregate grant date fair value of stock option awards granted during 2024. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, disregarding the effect of estimated forfeitures related to service-based vesting conditions. See note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, regarding assumptions we made in determining the fair value of option awards.

(4)
Non-employee directors who served on the Board of Directors during 2024 held the following unexercised stock options and unvested restricted stock unit awards as of December 31, 2024:

Director	Stock Options	Restricted Stock Unit Awards
Daniel S. Lynch, M.B.A	324,576	4,095
Freda Lewis-Hall, M.D., DFAPA	85,753	4,095
Alan Fuhrman	85,753	4,095
Julie Hambleton, M.D.	62,974	4,095
Carlos Albán	56,150	4,095
Martin Mackay, Ph.D.(5)	29,445	9,963

(5)
Dr. Mackay joined the Board of Directors on July 29, 2024.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SPRINGWORKS THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
SpringWorks Therapeutics’ stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2025. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since our inception in 2017.
Stockholder approval is not required to appoint Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of SpringWorks Therapeutics and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
SpringWorks Therapeutics incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.
	2024	2023
Audit fees(1)	$1,266,500	$999,000
Audit-related fees	—	—
Tax fees(2)	33,400	32,875
All other fees	5,300	4,000
Total fees	$1,305,200	$1,035,875

(1)
Audit fees in 2024 include fees related to the audit of our annual financial statements, and the review of our interim financial statements included in our quarterly reports on Form 10-Q. Audit fees in 2023 include fees related to the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s December 2023 public offering.

(2)
Tax fees consist of fees for tax compliance, advice and tax services.

(3)
All other fees consist of non-audit fees paid to Ernst & Young LLP for access to its proprietary accounting research database and financial statement disclosure checklist.

Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm, which policy became effective as of August 7, 2019. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
Prior to the adoption of this policy, our Board of Directors pre-approved all audit and non-audit services to be performed by our independent registered public accounting firm.

During our 2024 and 2023 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the policies and procedures described above.
To approve Proposal No. 2, a majority of the votes properly cast must vote “FOR” this proposal.
The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as SpringWorks’ independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Board of Directors is committed to excellence in governance. The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A(a)(1) of the Exchange Act, enables our stockholders, at least once every three years, to vote, on a non-binding advisory basis, on the compensation of our named executive officers, or a Say-on-Pay Vote, as disclosed in this proxy statement. In addition, we are required to, at least once every six years, hold a non-binding advisory vote on the frequency of future Say-on-Pay Votes, or a say-on-frequency vote. At our fiscal 2021 annual meeting, our stockholders recommended that we hold future non-binding advisory votes to approve the compensation of our named executive officers every year. As part of that commitment and consistent with the results of the advisory “say-on-frequency” vote of our stockholders that was held at our 2021 annual meeting of stockholders, our Board of Directors provides our stockholders with an opportunity to partake, on an annual basis, in a Say-on-Pay Vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Our next non-binding, advisory say-on-frequency vote will be held no later than 2027.
As described below under “Executive Officer Compensation — Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” “Summary Compensation Table for Fiscal 2024” and the other compensation related tables and the narrative discussions that accompany such tables.”
To approve Proposal No. 3, a majority of the votes properly cast must vote “FOR” this proposal.
As this vote is advisory, it will not be binding upon our Board of Directors or compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of this vote. However, our Board of Directors and our compensation committee value the opinions of our stockholders, and they will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
The Board of Directors recommends voting “FOR” the non-binding advisory resolution in Proposal No. 3 to approve the compensation of the Company’s named executive officers.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, discusses the compensation philosophy, policies and principles underlying the Company’s executive compensation decisions for 2024. This CD&A provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers for the fiscal year ended December 31, 2024, who consist of our principal executive officer, principal financial officer and the Company’s next three most highly-compensated executive officers during 2024.
Our named executive officers for the year ended December 31, 2024 are the following individuals:
•
Saqib Islam, J.D., our Chief Executive Officer;

•
Francis I. Perier, Jr., M.B.A., our Chief Financial Officer;

•
Bhavesh Ashar, our Chief Commercial Officer;

•
Badreddin Edris, Ph.D., our Chief Operating Officer; and

•
James Cassidy, M.D., Ph.D., our Chief Medical Officer.

Stockholder Engagement and Consideration of Advisory Say-on-Pay Vote
The Company conducted its annual vote on its Say-On-Pay proposal at the annual meeting in 2024. The proposal received support of approximately 58% of the votes cast. This support was lower than the support the Company received on its Say-On-Pay proposals in prior years. To better understand any investor concerns that yielded the lower vote percentage in favor of approval, we engaged in an enhanced program of stockholder outreach in the Fall of 2024. We reached out to 15 institutional stockholders, representing approximately 72% of our outstanding shares of common stock (as of June 30, 2024), of which six stockholders, representing 42% of our outstanding shares (as of June 30, 2024), responded. Members of our executive team, as well as the chairman of our compensation committee and of our Board, conducted meetings with four (4) of these stockholders, representing approximately 26% of our outstanding shares (as of June 30, 2024), in September and October of 2024. We also conducted meetings with proxy advisor firms Institutional Shareholder Service, or ISS, and Glass Lewis. We solicited feedback on our compensation program structure, pay decisions, and corresponding disclosures, as well as on corporate governance and other matters.
The compensation committee, with Company management and the compensation committee’s independent compensation consultant, considered the input received from stockholders and determined to make certain changes, as further discussed in the table below. The compensation committee will continue to consider feedback, and the outcomes of future votes, including on Say-On-Pay.
What We Heard	How We Responded
Stockholders wanted to better understand the rationale behind the supplemental equity awards granted by the Company to employees during 2022 and 2023, specifically with regard to the Chief Executive Officer, or CEO, and other executive officers.
Context Regarding 2023 Grants: While the investors we met with were generally supportive of the rationale we provided for the supplemental grants made in 2022 and 2023, they requested more disclosure for this grant and future grants. During the period of August 2022 to January 2023, we made a supplemental equity grant to each of our employees, including our executive officers. The supplemental equity grants were made in light of the critical nature of the development and commercial activities in which we were engaged as well in response to a substantial decline in our stock price that preceded the grants, which was significantly influenced by market factors impacting nearly all publicly traded biotechnology companies,

What We Heard	How We Responded

and which led to a loss in the retentive value of outstanding equity awards. The grants were awarded to non-executive officer employees, as well as to Bhavesh Ashar, in the second half of 2022, and to the rest of our executive officers in January 2023. These grants were intended to be onetime retention awards, and we believe they increased retention that helped Company performance. Additionally, with regard to the one-time supplemental equity award granted to our Chief Executive Officer in January 2023, the value delivered through the grant, when combined with our Chief Executive Officer’s January 2023 annual grant, yielded a total value approximately equivalent to the typical value delivered to our Chief Executive Officer in equity in previous years.
Commitment for Future Grants: As noted above, the Compensation Committee believes that supplemental awards should be used only in exceptional circumstances. Based on input received from our shareholders following the “Say on Pay” vote in 2024, the Committee will continue to limit the use of such awards to exceptional circumstances and has no current plans to grant such awards. In addition, the Committee will adhere to the following principles when considering supplemental awards:
•
Supplemental awards may be appropriate in exceptional circumstances to retain key employees, to drive stability in the organization, or in other unique circumstances;

•
The use of supplemental awards allows the application of award provisions aligned with business objectives that may be different than annual performance year awards (e.g., back-loaded, retentive vesting schedule);

•
Granting supplemental awards as separate and distinct from annual compensation helps to reinforce that these awards should not be expected in subsequent years; and

•
Supplemental awards will not be granted to offset reduced performance year incentives or missed performance standards.

Stockholders voiced a desire to further ensure that our Chief Executive Officer’s compensation remained aligned with a performance-based approach, with some preferring that half of the equity awards provided to the Chief Executive Officer be performance based.	Since the 2023 annual equity grant to our Chief Executive Officer, a substantial proportion of Mr. Islam’s equity mix has been in the form of performance-based restricted stock units, or PSUs, and in 2025, PSUs comprise approximately 50% of the total Chief Executive Officer annual equity award. We have also introduced PSUs to the mix of equity awarded to our other executive officers.
Stockholders suggested that we consider adopting a stock ownership requirement for our Chief Executive Officer and executive officers.	We adopted a new policy, effective January 1, 2025, requiring that our Chief Executive Officer and other executive officers, by the later of January 1, 2030 and the fifth anniversary of when such individual

What We Heard	How We Responded
becomes a Chief Executive Officer or executive officer, generally maintain a certain amount of common stock in the Company equal to, in the case of our Chief Executive Officer, six times the Chief Executive Officer’s base pay, and for our other executive officers, one times each executive officer’s respective annual base pay. The policy includes similar requirements for our non-executive directors as well.
Stockholders suggested we consider certain modifications to our corporate governance structure, in particular sunsetting our classified board structure.	The Board of Directors considered this feedback as part of its regular evaluation of corporate governance. With regard to retaining the classified board structure, the Board of Directors continues to believe that, in light of the long time horizons for the successful development and introduction of pharmaceutical products, a classified board remains appropriate at this time to ensure the necessary continuity and stability of leadership and the development of the in-depth knowledge required to guide long-term strategies. We are committed to further consideration of the issue as well as other governance topics.
In addition to the compensation related feedback that we received during the engagement efforts, one shareholder requested clarity surrounding director nominee Daniel S. Lynch’s prior short-term interim CEO role in 2018 and related independence, and another shareholder requested more information surrounding our annual consideration of board commitment practices. Mr. Lynch’s biography reflects the short-term nature of his prior employment as interim CEO, lasting from February 2018 until July 2018. Additionally, our Board recognizes that carrying out the duties and fulfilling the responsibilities of a director of the Company requires a significant commitment of such individual’s time and attention. While we have not adopted explicit limits on the number of other boards of directors on which the directors may serve, the Board of Directors, through the nominating and governance committee, assesses whether any outside commitment is likely to affect a nominee’s performance as a Company director and concluded that there are no concerns. Further, our directors are required to inform the chair of our nominating and corporate governance committee prior to accepting a seat on the board of directors of another company so that the potential for conflicts or other factors which may compromise the director’s ability to fulfill his or her duties for the Company may be fully assessed.
Executive Summary
2024 Corporate Performance Highlights
During 2024, we achieved several important business milestones, including but not limited to, the following:
•
Strong commercial execution with OGSIVEO® (nirogacestat), the first and only FDA-approved therapy for desmoid tumors, supported by multi-faceted efforts to establish and reinforce its position as systemic standard of care:

•
In our first full year as a commercial organization, we recorded $172.0 million in net product revenue.

•
Robust patient demand and physician enthusiasm to prescribe were key drivers of revenue growth throughout the year, as patients derived significant benefit from treatment with OGSIVEO, including reductions in pain.

•
In February 2024, as part of our efforts to expand OGSIVEO’s reach globally, we received validation for a Marketing Authorization Application, or MAA, from the European Medicines Agency, or EMA. Pre-commercial preparations in Europe, including hiring of key personnel, were initiated ahead of potential approval and launch in mid-2025.

•
In May 2024, we introduced 150 mg and 100 mg OGSIVEO tablets in blister packaging, which were developed to enhance patient convenience and compliance. The product format transition was completed in early 2025 and all OGSIVEO patients have successfully converted to blister packs.

•
In November 2024, we presented long-term efficacy and safety data from the Phase 3 DeFi trial at the Connective Tissue Oncology Society, or CTOS, 2024 Annual Meeting. These results, utilizing an August 2024 cutoff date, showed that longer-term treatment with OGSIVEO was associated with further reductions in tumor size, increase in objective response rate, or ORR, with additional complete responses, sustained improvement in desmoid tumor symptoms, and no new safety signals compared to the April 2022 primary data cut.

•
Global regulatory advances for mirdametinib as a treatment for both adult and pediatric patients with NF1-PN and further dissemination of data from the pivotal ReNeu trial:

•
We successfully submitted a New Drug Application, or NDA, for mirdametinib to the FDA in June 2024, which was subsequently accepted in August 2024 and granted Priority Review with a Prescription Drug User Fee Act, or PDUFA, date of February 28, 2025. On February 11, 2025, GOMEKLITM (mirdametinib) was approved by the FDA for the treatment of adult and pediatric patients two years of age and older with neurofibromatosis type 1, or NF1, who have symptomatic plexiform neurofibromas, or PN, not amenable to complete resection. GOMEKLI is the first and only FDA-approved treatment for both adults and children with NF1-PN. We received a rare pediatric disease priority review voucher in connection with the approval and commercialization of GOMEKLI in the United States is currently underway.

•
In August 2024, we received validation for an MAA from the EMA for the treatment of adult and pediatric patients with NF1-PN. We expect to receive a regulatory decision on mirdametinib from the European Commission and launch our product, if approved, in 2025.

•
Throughout 2024, we continued to publish and present data from the pivotal Phase 2b ReNeu trial showcasing mirdametinib’s differentiated profile in NF1-PN. Data from the study were highlighted in a peer-reviewed publication in the Journal of Clinical Oncology, as an oral presentation at the American Society of Clinical Oncology, or ASCO, Annual Meeting, and through various secondary analyses across several medical conferences.

•
Continued development of our emerging pipeline programs under study in additional underserved patient populations and expansion of portfolio with new in-licensed asset:

•
In June 2024, we initiated a Phase 1a trial of SW-682, our TEAD inhibitor development candidate, in Hippo-mutant solid tumors; patient enrollment and dosing is ongoing.

•
In November 2024, data from the Phase 1 portion of an ongoing Phase 1/2 trial of mirdametinib in pediatric and young adult patients with low-grade glioma being conducted by St. Jude Children’s Research Hospital was presented at the Society of Neuro-Oncology, or SNO, Annual Meeting. These data showed encouraging clinical activity, and the Phase 2 portion of the study is ongoing and enrolling patients.

•
In January 2025, we announced an exclusive worldwide license agreement with Rappta Therapeutics Oy, pursuant to which we in-licensed a portfolio of novel small molecule activators of protein phosphatase 2a, or PP2A, complexes. The primary compound covered by the license agreement is SW-3431, an investigational, potentially first-in-class PP2A activator. We expect to file an investigational NDA, or IND, for SW-3431 in aggressive subsets of uterine cancer, including uterine serous carcinoma and uterine carcinosarcoma, with the FDA by the end of 2025.

•
Successful operational execution and robust financial position with path to profitability:

•
We ended 2024 with cash, cash equivalents, and marketable securities of $461.9 million. Our existing cash balance, combined with our capital efficient operating model, is expected to fund the Company through profitability in the first half of 2026.

•
We expanded and strengthened our intellectual property portfolio, with several new patents covering nirogacestat and mirdametinib issued by the United States Patent and Trademark Office. Fifteen new patents were issued for nirogacestat in 2024, and two additional patents were issued in early 2025, with latest expiry in 2043. The U.S. patent portfolio for nirogacestat now includes 29 patents that are currently listed in the FDA Orange Book. Additionally, five new patents were issued for mirdametinib in 2024, and two additional patents were issued in early 2025, with latest expiry in 2044. The U.S. patent portfolio for mirdametinib includes 14 patents that are currently listed in the FDA Orange Book.

•
We continued to build on our existing development and commercialization capabilities, growing our organization from 305 employees at the beginning of 2024 to 368 employees by the end of 2024. To support commercialization of GOMEKLI, we assembled a U.S. commercial field organization of 35 territory business managers plus regional business directors.

2024 Compensation Highlights
We believe that 2024 was a highly successful year for us due, in large part, to our achievement of significant clinical, research, business collaboration and other strategic milestones, as described above. With respect to 2024 compensation decisions, our compensation committee and Board of Directors, focused on ensuring that a significant portion of the total compensation awarded to our named executive officers was performance-based and linked to meeting our long-term strategic plan to create long-term stockholder value.
The substantial majority of our 2024 compensation to named executive officers was in the form of equity incentive awards. We believe that equity incentive awards further our long-term strategic plan to create long-term stockholder value. For 2024, our compensation committee granted annual equity awards to each of our named executive officers. In addition, as discussed further in the “Stockholder Engagement” section above, in part in response to feedback from stockholders received during stockholder outreach during 2024, we have increased the percentage of PSUs comprising our Chief Executive Officer and executive officer’s target compensation. The following charts illustrate the portion of compensation attributable to the target economic value of our equity incentive awards, annual performance-based cash incentive awards and base salary for our Chief Executive Officer and for our other named executive officers, as a group.
Executive Compensation Philosophy and Overview
Our executive compensation program is intended to meet the following principal objectives:
•
attract, retain and motivate superior executive talent;

•
provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of long-term stockholder value, as well as to facilitate executive retention;

•
differentiate compensation based on individual performance; and

•
align the executives’ interests with those of stockholders through long-term incentives linked to specific performance targets.

Based on this philosophy, our performance-driven compensation program primarily consists of three components: base salary, short-term cash incentive compensation, and long-term incentive compensation in the form of equity awards. Our compensation committee has determined that these three components, with a portion of target total direct compensation allocated to “at-risk” performance-based incentives through the use of short-term and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. While it does not have any formal policies for allocating compensation among the three components, our compensation committee reviews relevant competitive market data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation levels and opportunities are competitive and that we are able to attract and retain capable executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.
2024 Executive Compensation Policies and Procedures
What We Do	What We Don’t Do
Pay for performance — structure a substantial portion of pay to be “at risk” and based on Company performance	No single trigger change in control benefits
Conduct a thorough compensation risk analysis	No excessive health or welfare benefits or perquisites
Grant annual equity awards with multi-year vesting periods	No hedging or pledging of Company stock
Compensation committee composed of all independent directors	No special retirement benefits
Retain an independent compensation consultant
Conduct an annual compensation review
Compensation Recovery Policy
Process for Setting Executive Compensation
We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. To achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our achievement of our corporate goals, and in view of economic and financial conditions affecting the performance period.
Role of the Compensation Committee
Our compensation committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and approves executive compensation, other than with respect to our Chief Executive Officer, and makes recommendations to our Board regarding our Chief Executive Officer’s compensation. The compensation committee also determines the Company’s achievement of its corporate goals, subject to a maximum level of 150%. The compensation committee typically meets several times during the course of the calendar year, including certain meetings attended by our compensation consultant, to consider and determine these matters.
Please see “Corporate Governance — Board Committees — Compensation Committee” for additional information.
Awards of performance-based compensation for the previous year are typically made at the last-scheduled compensation committee meeting of the year. Adjustments to the base salaries of our named executive officers, if any, and reviews of annual equity awards are also typically made at the last-scheduled compensation committee meeting of the year or early in the following year.

Role of Management
For each year, annual Company goals are proposed by our senior management team and reviewed and approved by our Board of Directors and compensation committee. Our Chief Executive Officer’s cash incentive award is based entirely on the Company’s overall performance against the corporate goals, and the cash incentive awards for our other named executive officers are based 80% on corporate goals and 20% on individual objectives. Individual objectives for our senior management team other than our Chief Executive Officer are focused on leadership development objectives as well as individual contributions that are intended to drive achievement of the corporate goals and are proposed by each member of senior management, with review and input from the Chief Executive Officer. Any merit increases in base salary and any annual cash awards under our annual short-term incentive plan are based on the achievement of these corporate goals and individual performance goals and objectives, as applicable.
During the last quarter of each year, our senior management team evaluates our performance and each executive officer’s individual performance, as compared to the corporate goals and, as applicable, the individual objectives for that year. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee any increases in base salary and any annual equity awards and/or cash awards under our annual cash incentive program for members of the senior management team other than himself. Our compensation committee then meets in executive session (that is, without the presence of employee directors) to consider such recommendations and any recommendations made by the committee concerning our Chief Executive Officer’s own base salary, annual equity awards and/or cash awards under our annual cash incentive program. Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
Our compensation committee is authorized to engage a compensation consultant or other advisors to review our executive officers’ compensation, including an analysis against the compensation of executive officers at comparable companies, to ensure that our compensation is market competitive, with the goal of retaining and adequately motivating our senior management, while ensuring their compensation is tied to Company performance.
During 2024, our compensation committee continued to engage Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, as its independent compensation consultant to make recommendations for updating our compensation peer group, and to review and make recommendations regarding our executive and director compensation. Aon was invited to attend several compensation committee meetings spanning July to December 2024 where they presented and discussed their analysis and findings. For 2024, with the assistance of Aon, our compensation committee updated our compensation peer group, described below in the section entitled “Peer Group and Market Compensation Data.” Aon’s fees for executive compensation consulting in fiscal year 2024 were approximately $187,954. The Company also uses affiliates of Aon for various services unrelated to executive or director compensation matters. Fees for such other services in fiscal year 2024 were approximately $263,143. The decision to engage the Aon affiliates for such other services was made by Company management and was reviewed with our compensation committee as part of its decision to engage Aon as its independent compensation consultant.
Before engaging Aon, our compensation committee analyzed whether Aon’s work as a compensation consultant would raise any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our Company by Aon; (ii) the amount of fees received by Aon from us as a percentage of Aon’s total revenue; (iii) Aon’s own policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by the firm with a member of the compensation committee; and (v) any stock of our Company owned by the individual compensation advisors employed by Aon. Our compensation committee determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon has not created any conflict of interest and our compensation committee is satisfied that Aon is independent pursuant to the listing standards of the relevant Nasdaq and SEC rules and has concluded that the engagement of Aon does not raise any conflict of interest.

Peer Group and Market Compensation Data
The compensation committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. The compensation committee also considers other reference points and criteria when establishing targeted compensation levels, such as the executive’s experience level, contribution to established Company’s goals, individual performance against the executive’s individual goals, where applicable, scope of responsibility, skill sets, and leadership potential, as well as the Company’s critical needs and succession planning.
In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, annually establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:
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companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;

•
companies with similar executive positions to ours;

•
companies against which we believe we compete for executive talent; and

•
public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2024, as approved by our compensation committee, consisted of the following companies:
ACADIA Pharmaceuticals, Inc.	Blueprint Medicines Corp.	Revolution Medicines, Inc.
Agios Pharmaceuticals, Inc.	BridgeBio Pharma, Inc.	Sarepta Therapeutics, Inc.
Allogene Therapeutics, Inc.	Deciphera Pharmaceuticals, Inc.	TG Therapeutics, Inc.
AnaptysBio, Inc.	Immunovant, Inc.	Ultragenyx Pharmaceutical, Inc.
Apellis Pharmaceuticals, Inc.	Iovance Biotherapeutics, Inc.	Y-mAbs Therapeutics, Inc.
Arcus Biosciences, Inc.	Legend Biotech Corp.	Zentalis Pharmaceuticals, Inc.
Arvinas, Inc.	Mirati Therapeutics, Inc.
Based on a review of the analysis prepared by Aon, in July 2024, the compensation committee approved the updated compensation peer group below for determining compensation (i.e., base salary, short-term cash incentive compensation, and long-term incentive compensation in the form of equity awards) to be paid in 2025. The factors considered were similar for updating the peer group as set forth above, and were reflective of the size and scope of the Company.
ACADIA Pharmaceuticals, Inc.	Crinetics Pharmaceuticals, Inc.+	Krystal Biotech, Inc.+
Agios Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc.	Legend Biotech Corp.
Apellis Pharmaceuticals, Inc.	Denali Therapeutics, Inc.+	Revolution Medicines, Inc.
Arcus Biosciences, Inc.	Exelixis, Inc.+	Sarepta Therapeutics, Inc.
Arvinas, Inc.	ImmunityBio, Inc.+	TG Therapeutics, Inc.
Blueprint Medicines Corp.	Immunovant, Inc.	Ultragenyx Pharmaceutical, Inc.
BridgeBio Pharma, Inc.	Iovance Biotherapeutics, Inc.

+
Denotes addition for purposes of 2025.

Executive Compensation Program and Compensation Decisions for the Named Executive Officers
The components of our executive compensation program in 2024 were as follows:
Annual Base Salary
The base salaries of our named executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.
The base salaries of our named executive officers are reviewed at least annually, generally in the last quarter of each fiscal year, by our compensation committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our compensation committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our compensation committee does not apply specific formulas to determine increases, but instead makes an evaluation of each named executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities. In December 2023, our compensation committee reviewed the annual base salaries of our named executive officers. After reviewing each executive’s performance against 2023 performance goals, taking into account a review of market data provided by Aon (including the impact to the market data due to changes in the composition of our peer group), the compensation committee recommended that the Board of Directors approve (and the Board of Directors subsequently approved) an increase to Mr. Islam’s annual base salary and approved increases to the annual base salaries of the other named executive officers each as set forth below and effective as of January 1, 2024.
The 2023 and 2024 base salaries for our named executive officers were as follows:
Name	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)
Saqib Islam, J.D.	725,000	760,000	5%
Francis I. Perier, Jr., M.B.A.	495,000	510,000	3%
Bhavesh Ashar, M.B.A.	500,000	525,000	5%
Badreddin Edris, Ph.D.	585,000	620,000	6%
James Cassidy, M.D., Ph.D.	500,000	525,000	5%
In a series of meetings in late November and early December 2024, our compensation committee reviewed the annual base salaries of the named executive officers. The committee reviewed each individual’s performance against the 2024 performance goals and after taking into account a review of market data provided by Aon (including the impact to the market data due to changes in the composition of our peer group) against the 2024 compensation of each individual executive. On December 10, 2024, following the review and upon recommendation from the compensation committee, the Board of Directors approved an increase of Mr. Islam’s annual base salary from $760,000 to $800,000, and, on December 9, 2024, the compensation committee approved an increase in of the base salaries of the other named executive officers as follows: Mr. Perier, from $510,000 to $528,000; Mr. Ashar, from $525,000 to $551,000; Dr. Edris, from $620,000 to $651,000; and Dr. Cassidy, from $525,000 to $551,000. These base salary increases became effective as of January 1, 2025.
Short-Term Incentive Compensation
Our named executive officers are eligible to receive annual performance-based cash incentives, sometimes referred to as bonuses, as part of our annual short-term incentive plan, which are designed to provide appropriate short-term incentives to our executive officers to achieve pre-established annual corporate goals and, for executives other than the Chief Executive Officer, to reward them for individual performance towards these goals. The annual bonus that each current named executive officer is eligible to receive under our annual short-term incentive plan is based on a target bonus opportunity, which is a percentage of such named executive officer’s annual base salary established by our compensation committee, or in the case of Mr. Islam, by the Board of Directors. The actual amount of each named executive officer’s performance-based cash incentive is based on the extent to which we achieve the corporate goals that the Board of Directors establishes each year and (except for Mr. Islam whose performance under the annual short-term incentive plan is measured solely against our achievement of our annual corporate goals) such named executive officer’s individual performance. At the end of the year, the Board of Directors and compensation committee review our performance and determine the extent to which we achieved each of these corporate goals, within a range of between 0% and 150% attainment for each goal. The compensation committee assesses each named executive officer’s individual contributions towards reaching our annual corporate goals and our Chief Executive Officer’s recommendations based on one-on-one assessments reviewing individualized performance achievements for our named executive officers (other than himself) and determines the extent to which the named executive officers (other than the Chief Executive Officer) achieved their individual goals.
Our Board and compensation committee may grant above-target bonuses, for extraordinary performance against the pre-established goals, as well as taking into account other corporate and individual achievements.
The annual short-term incentive plan bonus opportunity targets as a percentage of 2024 base salaries for our named executive officers were as follows:
Name	2024 Target (%)	2024 Target ($)
Saqib Islam, J.D.	75%	$570,000
Francis I. Perier, Jr., M.B.A.	45%	$229,500
Bhavesh Ashar, M.B.A.	45%	$236,250
Badreddin Edris, Ph.D.	55%	$341,000
James Cassidy, M.D., Ph.D.	45%	$236,250
In a series of meetings in late November and early December 2024, and taking into account a review of market data for competitive target bonus opportunities for executives in our peer group that was provided to our compensation committee by Aon, our compensation committee, and in the case of Mr. Islam, the Board of Directors, determined that the individual bonus opportunities for our named executive officers, as a percentage of annual base salary for 2025, remain the same as in 2024.
The corporate goals used in our annual short-term incentive plan were proposed by management and reviewed and approved by our compensation committee and our Board of Directors. The Board of Directors considered and assigned a percentage weighting to each of our corporate goals with an overall focus on enhancing stockholder value.
Our corporate goals for 2024 and the percentage weighting assigned to each goal and achievement are summarized in the chart below:
	Goal	Weight %	Achievement
1	Drive strong launch trajectory for OGSIVEO: Exceed new patient and revenue targets, build OGSIVEO awareness and deliver optimal payer coverage	25%	Exceeded Expectations
2	Conduct mirdametinib MAA pre-submission meeting (1Q), file NDA (2Q) and MAA (3Q) for NF1-PN; execute the U.S. go-to-market plan, including organizational and competitive launch readiness, and establish OUS launch strategy (YE)	20%	Exceeded Expectations
3	Secure FDA approval of nirogacestat sNDA for 100 mg and 150 mg tablets in blister packs; begin post-marketing requirements; complete nirogacestat DT EMA filing	15%	Exceeded Expectations
4	Advance early-stage programs by initiating Phase 1 dose escalation study for SW-682; finalize go/no go decision for EGFR program	10%	Met Expectations
5	Initiate brimarafenib + panitumumab Phase 1b study (1H), conduct brimarafenib Group 2 BRAF Class II/fusion expansion cohort data readout and determine scope of future development efforts for MapKure program (2H)	10%	Met Expectations
6	Expand pipeline with one new development program (via business development or internal discovery efforts)	5%	Met Expectations

	Goal	Weight %	Achievement
7	Execute on organizational effectiveness and culture initiatives, while maintaining a strong environment of employee engagement and diversity, as well as low attrition	10%	Met Expectations
8	Maintain annual spend to plan to support cash runway through anticipated profitability and as a commercial organization, ensure compliant financial and reporting practices with all laws, regulations, and industry standards	5%	Met Expectations
In a series of meetings in early December 2024, our compensation committee and our Board reviewed our 2024 corporate goals, taking into account the weighting for each goal and its determination of an achievement rating with respect to each such goal, as well as additional organizational accomplishments in 2024, and approved payout of bonuses at the 140% level for the corporate component of the bonus. In addition, our compensation committee and our Board considered and accepted our Chief Executive Officer’s recommendations as to the achievement of individual goals by our named executive officers (other than himself).
In recognition of their efforts towards our successful achievement of such goals and milestones, our compensation committee approved awarding Mr. Perier a 2024 bonus equal to 130% of his target bonus opportunity, Dr. Edris a 2024 bonus equal to 142% of his target bonus opportunity, Dr. Cassidy a 2024 bonus equal to 140% of his target bonus opportunity and Mr. Ashar a 2024 bonus equal to 140% of his target bonus opportunity, in each case, taking into account the Board of Directors’ determination that the Company achieved its corporate goals at the 140% level with respect to 80% of the bonus calculation, with the remaining 20% of such calculation based on the named executive officer’s individual performance in accordance with the recommendations of our Chief Executive Officer. The compensation committee also recommended, and the Board of Directors approved, awarding Mr. Islam a 2024 bonus equal to 140% of his target bonus opportunity for 2024. The 2024 annual bonus payments, which were paid in the first quarter of 2025, are summarized in the table below.
Name	2024 Annual Bonus ($)	% of 2024 Base Salary
Saqib Islam, J.D.	798,000	105%
Francis I. Perier, Jr., M.B.A.	298,350	59%
Bhavesh Ashar, M.B.A.	330,750	63%
Badreddin Edris, Ph.D.	484,220	78%
James Cassidy, M.D., Ph.D.	330,750	63%
Long-Term Incentive Compensation
We provide long-term incentive compensation to our named executive officers through the grant of equity awards. We believe that equity awards create incentives for our named executive officers to further our long-term strategic plan to create long-term stockholder value. We also believe equity awards create an ownership culture. In addition, the vesting requirements of our equity awards contribute to executive retention by providing an incentive to our named executive officers to remain employed by us during the vesting period.
Generally, significant equity awards are granted at the time a named executive officer commences employment. Thereafter, equity awards may be granted at varying times and in varying amounts in the discretion of our compensation committee or, if awards are being granted to the Chief Executive Officer, in the discretion of the Board of Directors, but are generally made once a year unless such named executive officer is promoted, or for recognition of outstanding performance. None of our named executive officers is currently party to an employment agreement that provides for an automatic grant of equity awards.
Like many other companies in our compensation peer group, we include both restricted stock unit grants and stock option grants in our executive compensation program to attract and retain highly qualified executives. In this regard, while both stock options and restricted stock units enable our named executive officers to benefit, like stockholders, from any increases in the value of our common stock, stock options deliver future value only if the value of our common stock increases above the exercise price. In contrast, restricted stock units deliver fully paid shares of our stock upon vesting, so, during periods of stock market volatility, restricted stock units help retain employees. In addition, full value awards, such as restricted stock units, are less dilutive to existing stockholders since fewer shares are needed to achieve an equivalent value relative to stock options. As discussed above in the “Stockholder Engagement” section, and further detailed below, a substantial component of the annual equity award granted to our Chief Executive Officer for 2024 and 2025 was in the form of performance-based grants. For 2025 specifically, 50% of the Chief Executive Officer’s total equity award is comprised of PSUs. A significant proportion of the equity awards granted to the other executive officers in 2025 is also in the form of PSUs.
The exercise price of our stock options is equal to the fair market value (the closing market price on the Nasdaq Global Select Market) of our common stock on the date of grant. Our stock options have a ten-year term and generally vest over a four-year period on a monthly basis (i.e., 1/48th each month) until such award is fully vested, except that our stock options for new hires vest over a four-year period, with 25% vesting on the first anniversary of the grant and the balance vesting in equal monthly installments over the next three years until such award is fully vested, subject in each case to vesting acceleration as described under the heading “— Potential Payments Upon Termination or Change of Control” below. The restricted stock units granted to our named executive officers in 2024 vest in three equal annual installments from the grant date, subject to vesting acceleration as described under the heading “— Potential Payments Upon Termination or Change of Control” below. The other terms of the equity awards are governed by our 2019 Plan.
The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the stock award will provide a return to the employee only if he or she remains in our service, and, in the case of the stock option component, only if the market price of our common stock appreciates over the option term.
In determining the 2024 annual equity awards to our named executive officers, our compensation committee considered the equity awards granted within the 50th to 75th percentile range to the executives holding comparable positions at our peer group companies, as well as each named executive officer’s existing equity holdings, level of responsibility and criticality, unvested status of existing equity holdings, and the committee’s subjective assessment of each named executive officer’s individual performance and our overall company performance.
The equity awards granted to our named executive officers during 2024 were as follows:
Name	Options to Purchase Shares of Our Common Stock (#)	Restricted Stock Units (#)	Performance Stock Units (#)	Grant Date Fair Value ($)
Saqib Islam, J.D.	250,000	88,000	88,000(1)	14,588,860
Francis I. Perier, Jr., M.B.A.	60,000	21,156	—	2,417,774
Bhavesh Ashar, M.B.A.	75,000	26,445	—	3,022,218
Badreddin Edris, Ph.D.	120,000	42,312	—	4,835,549
James Cassidy, M.D., Ph.D.	80,000	28,208	—	3,223,699

(1)
On January 4, 2024, Mr. Islam was granted 88,000 PSUs (the target amount) that are subject to a total shareholder return, or TSR, market condition based on the Company’s relative total shareholder return, or TSR percentile rank compared to companies in the NASDAQ Biotechnology Index during the three year performance period. From 0% to 150% of the target number of PSUs are eligible to be earned based on our relative TSR achievement but no more than 100% of the target number of PSUs may be earned if our absolute TSR over such period is negative. Earned PSUs will fully vest on December 31, 2026, subject to Mr. Islam’s continued service through such date and potential acceleration in connection with a sale event.

Performance-Based Equity Awards for Executive Officers in 2025
Taking into account stockholder feedback discussed further in the “Stockholder Engagement” section above, starting with annual equity awards granted in January 2025, the Board of Directors, per the recommendation of our compensation committee, determined to increase the proportion of performance-based grants comprising our Chief Executive Officer’s annual equity awards. Our compensation committee likewise determined that a proportion of our other executive officers’ annual equity awards would be in the form of performance-based grants. For the PSUs awarded to our executive officers in January 2025, the actual number of shares earned, if any, will be based on the Company’s relative TSR compared to the NASDAQ Biotechnology Index over the three-year performance period from January 1, 2025 through December 31, 2027. Between 0% and 150% of the target number of PSUs are eligible to be earned based upon such performance but no more than 100% of the target number of PSUs may be earned if the Company’s absolute TSR over such period is negative. Earned PSUs will fully vest on December 31, 2027, subject to the executive officer’s continued service through such date and potential accelerated vesting in connection with a sale event. The following table shows the target number PSUs granted to our named executive officers in 2025:
Name	Performance Stock Units (#)
Saqib Islam, J.D.	124,723
Francis I. Perier, Jr., M.B.A.	9,816
Bhavesh Ashar, M.B.A.	14,436
Badreddin Edris, Ph.D.	22,519
James Cassidy, M.D., Ph.D.	14,436
Health and Welfare Benefits
All of our full-time employees, including our named executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our named executive officers. We also provide all employees, including named executive officers, with a flexible spending account plan, and paid time-off benefits including vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.
Section 401(k) Plan
We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits provided for in the Internal Revenue Code, or the Code. We make 50% matching contributions into the 401(k) plan on behalf of participants, for up to the first 5% of eligible compensation. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Code with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) Plan.
Perquisites
We pay premiums for medical, dental, vision, group term life, disability and accidental death and dismemberment insurance for all of our full-time employees. We generally do not provide excessive perquisites or personal benefits to our named executive officers. Our named executive officers participate in a health evaluation plan and receive reimbursement for medical concierge services, giving each individual access to efficient, high-quality healthcare options, while allowing each of them to be more effective in the performance of their individual duties, and for recruitment and retention purposes. All practices with respect to perquisites or other personal benefits must be approved, and are subject to periodic review, by our compensation committee.

Post-Employment Compensation
Our named executive officers are entitled to certain severance and change of control payments and benefits pursuant to their respective employment agreement with us, as described in more detail below in the section titled “— Potential Payments Upon Termination or Change of Control.” Each such employment agreement provides for a combination of a cash severance payment, continued health benefits, and/or acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting in connection with a change of control is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change of control of the Company in connection with or followed by a termination of employment without cause by us or by the named executive officer with good reason. Each such employment agreement also provides the named executive officer certain specified compensation in the event of such named executive officer’s death or disability.
Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe these arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following an involuntary termination of employment in connection with or following a change of control of the Company, these payments and benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these payments and benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.
Clawback Policy
Our Board of Directors adopted a Compensation Recovery Policy, effective as of November 2, 2023 (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. At no time during or after the year ended December 31, 2024, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2024, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.
Executive Officer and Non-Employee Director Stock Ownership Policy
Per the Stock Ownership Policy discussed in the “Director Compensation” section above, which governs both directors and executive officers of the Company, our Chief Executive Officer and each other executive officer will be required, by the fifth anniversary of the later of January 1, 2025 or the date that an individual becomes Chief Executive Officer or an executive officer, to have and maintain shares of the Company’s common stock with an aggregate value of, for the Chief Executive Officer, six times the Chief Executive Officer’s annual base salary, and for executive officers, other than the Chief Executive Officer, one times that executive officer’s annual base salary. For the purposes of evaluating compliance with this Stock Ownership Policy, only ownership of vested and unvested time-based restricted stock and restricted stock unit awards is considered (performance-based equity awards and stock options are not considered in determining ownership levels). Failure to comply with the requirement may result in a reduction of the relevant individual’s future equity grants, as well as in restrictions on the individual’s right to sell Company common stock, as determined in the discretion of the compensation committee of the Board of Directors. However, as of the time of this filing, all executive officer of the Company were in compliance with the Stock Ownership Policy.

Equity Grant Timing
We generally grant annual equity awards, including stock option grants to our executive officers (as applicable), in the first quarter of each year. In addition, new hires receive stock option grants at the time of their hiring. During 2024, our Board of Directors and compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.
Accounting and Tax Considerations
Under Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, we are required to estimate and record an expense for each share-based payment award (including stock options and restricted stock units) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718. Our compensation committee has granted, and may in the future consider, the grant of performance-based awards to our executive officers in lieu of or in addition to stock options or time-based restricted stock units in light of the accounting impact of ASC Topic 718 and other considerations.
Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the reliance period exception under Section 162(m). Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the compensation committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) and be deductible by the Company in the future. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Summary Compensation Table for Fiscal Year 2024
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for each of the years indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Saqib Islam, J.D., Chief Executive Officer	2024	760,000	—	7,899,760	6,689,100	798,000	6,457(4)	16,153,317
	2023	725,000	—	11,804,382	5,054,400	761,250	6,457	18,351,489
	2022	680,000	—	4,659,880	9,373,767	574,600	7,044	15,295,291
Francis I. Perier, Jr., M.B.A., Chief Financial Officer	2024	510,000	—	812,390	1,605,384	298,350	—	3,226,124
	2023	495,000	—	536,907	2,434,453	273,240	—	3,739,600
	2022	475,000	—	1,118,383	2,249,707	235,600	—	4,078,690
Bhavesh Ashar, M.B.A., Chief Commercial Officer	2024	525,000	—	1,015,488	2,006,730	330,750	9,342(4)(5)	3,887,310
	2023	500,000	—	626,405	1,360,800	296,000	8,250	2,791,455
	2022	475,000	—	776,667	3,436,717	247,000	7,625	4,943,009
Badreddin Edris, Ph.D., Chief Operating Officer	2024	620,000	—	1,624,781	3,210,768	484,220	1,600(5)	5,941,369
	2023	585,000	—	939,594	4,674,848	438,750	800	6,638,992
	2022	550,000	—	1,553,333	3,124,615	368,500	80,110	5,676,558
James Cassidy, M.D., Ph.D., Chief Medical Officer	2024	525,000	—	1,083,187	2,140,512	330,750	8,625(5)	4,088,074
	2023	500,000	100,000	776,383	2,628,853	296,000	8,250	4,309,486
	2022	460,000	100,000	771,342	1,249,846	239,200	7,625	2,828,013

(1)
Amounts reflect the aggregate grant date fair value of stock awards granted during the year calculated in accordance with the provisions of ASC Topic 718, Compensation — Stock Compensation. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The grant date fair value of the PSUs granted to Mr. Islam in 2023 and 2024 represent the grant date fair value of such awards assuming the probable outcome of the performance conditions as of the grant date, which was deemed to be at the target level of achievement. Such grant date fair value was determined using a Monte Carlo simulation. The value of the PSUs granted to Mr. Islam in 2024 assuming the maximum achievement of the performance conditions, is $6,780,840. For information regarding assumptions underlying the valuation of stock awards, see Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)
Amounts reflect the aggregate grant date fair value of option awards granted during the year calculated in accordance with the provisions of ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC Rules, such aggregate grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(3)
The amounts reported represent annual performance-based cash awards earned based upon the achievement of company and individual performance objectives for the years ended December 31, 2024, 2023, and 2022, which were paid in February 2025, February 2024, February 2023, respectively.

(4)
The amounts reported represent (or, for Mr. Ashar, include) payment for health evaluation and medical concierge services.

(5)
The amounts reported represent (or, for Mr. Ashar, include) employer contributions to the 401(k) plan.

2024 Grants of Plan-Based Awards Table
The following table presents information regarding the grant of plan-based incentive awards to each of our named executive officers in 2024.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Saqib Islam, J.D.
Performance Stock Unit Award	1/4/2024	—	—	—	—	88,000	132,000	—	—	—	4,520,560
Restricted Stock Unit Award	1/4/2024	—	—	—	—	—	—	88,000	—	—	3,379,200
Stock Option Award	1/4/2024	—	—	—	—	—	—	—	250,000	38.40	6,689,100
Annual Bonus	—	—	570,000	—	—	—	—	—	—	—	—
Francis I. Perier, Jr., M.B.A.
Restricted Stock Unit Award	1/4/2024	—	—	—	—	—	—	21,156	—	—	812,390
Stock Option Award	1/4/2024	—	—	—	—	—	—	—	60,000	38.40	1,605,384
Annual Bonus	—	—	229,500	—	—	—	—	—	—	—	—
Bhavesh Ashar, M.B.A.
Restricted Stock Unit Award	1/4/2024	—	—	—	—	—	—	26,445	—	—	1,015,488
Stock Option Award	1/4/2024	—	—	—	—	—	—	—	75,000	38.40	2,006,730
Annual Bonus	—	—	236,250	—	—	—	—	—	—	—	—
Badreddin Edris, Ph.D.
Restricted Stock Unit Award	1/4/2024	—	—	—	—	—	—	42,312	—	—	1,624,781
Stock Option Award	1/4/2024	—	—	—	—	—	—	—	120,000	38.40	3,210,768
Annual Bonus	—	—	341,000	—	—	—	—	—	—	—	—
James Cassidy, M.D., Ph.D.
Restricted Stock Unit Award	1/4/2024	—	—	—	—	—	—	28,208	—	—	1,083,187
Stock Option Award	1/4/2024	—	—	—	—	—	—	—	80,000	38.40	2,140,512
Annual Bonus	—	—	236,250	—	—	—	—	—	—	—	—

(1)
Represents the target annual performance-based cash incentive cash payments the named executive officers could earn pursuant to the annual short term incentive plan, as described in “Short-Term Incentive Compensation” above. The annual short term incentive plan does not include any threshold or maximum bonuses. The actual amounts earned pursuant to the annual short term incentive plan are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

(2)
Represents the grant date fair value calculated in accordance with the provisions of ASC Topic 718, Compensation — Stock Compensation. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value of the PSUs granted to Mr. Islam represent the grant date fair value of such awards assuming the probable outcome of the performance conditions as of the grant date, which was deemed to be at the target level of achievement. Such grant date fair value was determined using a Monte Carlo simulation. For information regarding assumptions underlying the valuation of stock and option awards, see Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year End Table
The following table presents information regarding all outstanding stock options and restricted stock unit awards held by each of our named executive officers as of December 31, 2024. All outstanding equity awards were granted under the 2019 Plan. All time-based stock options and restricted stock unit awards are subject to certain vesting acceleration provisions as provided in each named executive officer’s respective employment agreement.
			Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested (#)	Market Value of Shares of Stock That Have Not Yet Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Saqib Islam, J.D.	3/29/2019	22,760	—	1.65	3/29/2029	—	—	—	—
	4/22/2019	769,804	—	2.30	4/22/2029	—	—	—	—
	6/4/2019	176,411	—	2.30	6/4/2029	—	—	—	—
	3/2/2020	325,000	—	33.66	3/3/2030	—	—	—	—
	1/7/2021	293,750	6,250(2)	70.68	1/7/2031	—	—	—	—
	1/6/2022	178,104	66,154(3)	59.46	1/6/2032	26,646(4)	962,720	—	—
	1/5/2023	124,583	135,417(5)	27.64	1/5/2033	56,398(6)	2,037,660	284,362(7)	10,273,999
	1/4/2024	57,291	192,709(8)	38.40	1/4/2034	88,000(9)	3,179,440	88,000(10)	3,179,440
Francis I. Perier, Jr. M.B.A.	8/15/2019	368,923	—	9.08	8/15/2029	—	—	—	—
	3/2/2020	75,000	—	33.66	3/2/2030	—	—	—	—
	1/7/2021	78,333	1,667(2)	70.68	1/7/2031	—	—	—	—
	1/6/2022	42,745	15,877(3)	59.46	1/6/2032	6,396(4)	231,087	—	—
	1/5/2023	59,895	65,105(5)	27.64	1/5/2033	13,015(6)	470,232	—	—
	1/4/2024	13,750	46,250(8)	38.40	1/4/2034	21,156(9)	764,366	—	—
Bhavesh Ashar, M.B.A.	4/1/2021	84,333	7,667(11)	72.61	4/1/2031	—	—	—	—
	1/6/2022	29,684	11,026(3)	59.46	1/6/2032	4,442(4)	160,489	—	—
	10/11/2022	54,166	45,834(12)	26.98	10/11/2032	—	—	—	—
	1/5/2023	33,541	36,459(5)	27.64	1/5/2033	15,185(6)	548,634	—	—
	1/4/2024	17,187	57,813(8)	38.40	1/4/2034	26,445(9)	955,458	—	—
Badreddin Edris, Ph.D.	3/29/2019	3,868	—	1.65	3/29/2029	—	—	—	—
	4/22/2019	149,470	—	2.30	4/22/2029	—	—	—	—
	3/2/2020	100,000	—	33.66	3/2/2030	—	—	—	—
	1/7/2021	101,833	2,167(2)	70.68	1/7/2031	—	—	—	—
	1/6/2022	59,368	22,052(3)	59.46	1/6/2032	8,883(4)	320,943	—	—
	1/5/2023	114,999	125,001(5)	27.64	1/5/2033	22,776(6)	822,897	—	—
	1/4/2024	27,500	92,500(8)	38.40	1/4/2034	42,312(9)	1,528,733	—	—
James Cassidy, M.D., Ph.D.	9/1/2021	64,187	14,813(13)	76.30	9/1/2031	—	—	—	—
	1/6/2022	23,747	8,821(3)	59.46	1/6/2032	—	—	—	—
	1/5/2023	64,686	70,314(5)	27.64	1/5/2033	15,185(9)	548,634	—	—
	6/30/2023	—	—	—	—	3,833(14)	138,486	—	—
	1/4/2024	18,333	61,667(8)	38.40	1/4/2034	28,208(9)	1,019,155	—	—

(1)
This column represents the fair market value of the restricted units stock as of December 31, 2024, based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024 of $36.13 per share.

(2)
The remaining shares underlying this option award vested in full on January 7, 2025.

(3)
The shares underlying this option award vest in equal monthly installments over four years following the vesting commencement date of January 6, 2022 through January 6, 2026.

(4)
This restricted stock unit award vested in full on January 6, 2025.

(5)
The remaining shares underlying this option award vest in equal monthly installments through January 5, 2027.

(6)
This restricted stock unit award vests in equal annual installments over three years following the vesting commencement date of January 5, 2023 through January 5, 2026.

(7)
The 2023 CEO PSU award is subject to vesting based upon the passage of time once the Company achieves certain regulatory milestones, including (1) FDA approval of Nirogacestat for use in the treatment of desmoid tumors (199,053 shares) (“Milestone 1”), and (2) FDA approval of Mirdametinib for use in the treatment of neurofibromatosis type 1-associated plexiform neurofibromas, or NF1-PN (85,309 shares) (“Milestone 2”), as well as Mr. Islam’s continued service with the Company through the applicable vesting date. Milestone 1 was achieved on November 27, 2023 and the earned PSUs related to Milestone 1 vest in equal annual installments on each of February 27, 2025, February 27, 2026 and February 27, 2027. Milestone 2 was achieved on February 11, 2025 and the earned PSUs related to Milestone 2 vest in equal annual installments on each of February 11, 2025, February 12, 2026 and February 12, 2027. In addition, the earned PSUs are subject to increase or decrease by up to 25% based upon the Company’s relative TSR compared to the NASDAQ Biotechnology Index as of the end of the performance period.

(8)
The shares underlying this option award vest in equal monthly installments over four years following the vesting commencement date of January 4, 2024 through January 4, 2028.

(9)
This restricted stock unit award vests in equal annual installments over three years following the vesting commencement date of January 4, 2024 through January 4, 2027.

(10)
The 2024 CEO PSU award covers a target of 88,000 shares that are earned based on the Company’s relative TSR percentile rank compared to companies in the NASDAQ Biotechnology Index during the performance period. The number of PSUs that can be earned ranges from 0% to 150% of the target number of PSUs but no more than 100% of the target number of PSUs can be earned if the Company’s TSR is negative over the performance period.

(11)
The shares underlying this option award vested as to 25% of the shares on the one-year anniversary of the vesting commencement date of April 1, 2021 and the remaining shares underlying this option award vest in equal monthly installments over three years thereafter.

(12)
The shares underlying this option award vested as to 25% of the shares on the one-year anniversary of the vesting commencement date of October 11, 2022 and the remaining shares underlying this option award vest in equal monthly installments over three years thereafter.

(13)
The shares underlying this option award vested as to 25% of the shares on the one-year anniversary of the vesting commencement date of September 1, 2021 and the remaining shares underlying this option award vest in equal monthly installments over three years thereafter.

(14)
This restricted stock unit award vests in equal annual installments over three years following the vesting commencement date of June 30, 2024 through June 30, 2026.

2024 Options Exercised and Stock Vested Table
The following table provides information on our named executed officers’ restricted stock unit awards, including the number of shares that were acquired on vesting and the value that was realized, in the year ended December 31, 2024. None of our named executive officers exercised stock options in the year ended December 31, 2024:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Saqib Islam, J.D.	66,389	2,657,971
Francis I. Perier, Jr., M.B.A.	16,017	642,302
Bhavesh Ashar, M.B.A.	16,038	665,244
Badreddin Edris, Ph.D.	24,259	967,428
James Cassidy, M.D., Ph.D.	17,063	677,034

(1)
The value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of shares of restricted stock that vested.

Employment Agreements with our Named Executive Officers
Saqib Islam, J.D.
Mr. Islam entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Islam is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Islam is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Islam’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Islam is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Islam is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Islam is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, in lieu of the payments and benefits described in the preceding sentence and subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Islam will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 24 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) two times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Islam is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 24 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Islam, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Islam’s death or if Mr. Islam incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Islam that would have vested over the 24-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Islam’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Islam to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Islam in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Francis I. Perier, Jr., M.B.A.
Mr. Perier entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Perier is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Perier is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Perier’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Perier is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Perier is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Perier is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, in lieu of the payments and benefits described in the preceding sentence and subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Perier will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Perier is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Perier, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Perier’s death or if Mr. Perier incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Perier that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Perier’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Perier to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Perier in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Bhavesh Ashar, M.B.A.
Mr. Ashar entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Ashar is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Ashar is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Ashar’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Ashar is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Ashar is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Ashar is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, in lieu of the payments and benefits described in the preceding sentence and subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Ashar will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Ashar is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Ashar, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Ashar’s death or if Mr. Ashar incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Ashar that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Ashar’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Ashar to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Ashar in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Badreddin Edris, Ph.D.
Dr. Edris entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Dr. Edris is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Dr. Edris is also eligible for an annual cash incentive bonus expressed as a target percentage of Dr. Edris’ base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Dr. Edris is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Dr. Edris is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Dr. Edris is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, in lieu of the payments and benefits described in the preceding sentence and subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Dr. Edris will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), if Dr. Edris is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Dr. Edris, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Dr. Edris’ death or if Dr. Edris incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Dr. Edris that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Dr. Edris’ employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Dr. Edris to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Edris in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
James Cassidy, M.D., Ph.D.
Dr. Cassidy entered into an employment agreement with us on August 16, 2021, pursuant to which Dr. Cassidy is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Dr. Cassidy is also eligible for an annual cash incentive bonus expressed as a target percentage of Dr. Cassidy’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Dr. Cassidy is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Dr. Cassidy is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Dr. Cassidy is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, in lieu of the payments and benefits described in the preceding sentence and subject to his timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Dr. Cassidy will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Dr. Cassidy is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and

(iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Dr. Cassidy, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Dr. Cassidy’s death or if Dr. Cassidy incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Dr. Cassidy that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Dr. Cassidy’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Dr. Cassidy to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Cassidy in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Potential Payments Upon Termination or Change in Control
The table below quantifies the potential payments and benefits that would have become due to our named executive officers, assuming a qualifying termination occurred on December 31, 2024.

		Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control	Termination due to Death or Disability	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control
Name	Benefit	($)	($)	($)
Saqib Islam, J.D.	Cash severance – salary	760,000(1)	—	1,520,000(2)
	Cash severance – bonus	570,000(3)	—	1,140,000(4)
	Health insurance benefits	34,350(5)	—	68,699(6)
	Equity acceleration	—	17,820,979(7)	20,782,949(8)
	Total	1,364,350	17,820,979	23,511,648
Francis I. Perier, Jr., M.B.A.	Cash severance – salary	510,000(1)	—	510,000(1)
	Cash severance – bonus	229,500(3)	—	229,500(9)
	Health insurance benefits	34,350(5)	—	34,350(5)
	Equity acceleration	—	980,217(10)	2,018,427(8)
	Total	773,850	980,217	2,792,277
Bhavesh Ashar, M.B.A.	Cash severance – salary	525,000(1)	—	525,000(1)
	Cash severance – bonus	236,250(3)	—	236,250(9)
	Health insurance benefits	34,350(5)	—	34,350(5)
	Equity acceleration	—	808,031(10)	2,393,499(8)
	Total	795,600	808,031	3,189,099
Badreddin Edris, Ph.D.	Cash severance – salary	620,000(1)	—	620,000(1)
	Cash severance – bonus	341,000(3)	—	341,000(9)
	Health insurance benefits	34,350(5)	—	34,350(5)
	Equity acceleration	—	1,740,096(10)	3,733,831(8)
	Total	995,350	1,740,096	4,729,181
James Cassidy, M.D., Ph.D.	Cash severance – salary	525,000(1)	—	525,000(1)
	Cash severance – bonus	236,250(3)	—	236,250(9)
	Health insurance benefits	36,281(5)	—	36,281(5)
	Equity acceleration	—	1,089,671(10)	2,431,647(8)
	Total	797,531	1,089,671	3,229,178

(1)
Represents 12 months of named executive officer’s base salary.

(2)
Represents 24 months of named executive officer’s base salary.

(3)
Represents the named executive officer’s target annual cash incentive opportunity, pro-rated for the number of days employed during the year of termination.

(4)
Represents two times the named executive officer’s target annual cash incentive opportunity.

(5)
Represents 12 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the named executive officer as of the date of termination.

(6)
Represents 24 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the named executive officer as of the date of termination.

(7)
Represents the value of acceleration of vesting of any of the named executive officer’s unvested and outstanding equity awards that would have vested over the 24-month period following the named executive officer’s death or separation from service due to disability, with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2024, which was $36.13.

(8)
Represents the value of acceleration of vesting of 100% of the named executive officer’s unvested and outstanding equity awards, with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2024, which was $36.13.

(9)
Represents the named executive officer’s target annual cash incentive opportunity.

(10)
Represents the value of acceleration of vesting of any of the named executive officer’s unvested and outstanding equity awards that would have vested over the 12-month period following the named executive officer’s death or separation from service due to disability, with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2024, which was $36.13.

Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	12,822,454	$35.90	6,613,559(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	12,822,454	$35.90	6,613,559

(1)
Includes the Company’s 2019 Plan and 2019 Employee Stock Purchase Plan.

(2)
The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each January 1, beginning on January 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2019 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan. As of December 31, 2024, a total of 3,140,351 shares of our common stock have been reserved for issuance pursuant to the 2019 Employee Stock Purchase Plan. The 2019 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2020 and ending on January 1, 2029, by the least of 663,229 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and Non-PEO named executive officers, or Non-PEO NEOs, (calculated in accordance with Item 402(v) of Regulation S-K) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Executive Officer Compensation —  Compensation Discussion and Analysis”.
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(1)(2)(3) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($) (e)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions) (h)	Net Product Revenue ($ Millions)(5) (i)
					TSR ($) (f)	Peer Group TSR ($) (g)
2024	16,153,317	14,159,757	4,285,719	3,735,921	93.87	118.20	(258)	172.0
2023	18,351,489	24,826,449	4,675,170	6,009,447	94.83	118.87	(325)	5.4
2022	15,295,291	(13,319,859)	4,818,637	(2,783,633)	67.58	113.65	(277)	—
2021	17,542,057	10,355,134	8,158,164	5,743,142	161.03	126.45	(174)	—
2020	7,735,173	50,455,824	2,459,159	9,155,700	188.41	126.42	(46)	—

(1)
Saqib Islam, J.D. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Francis I. Perier, Jr., M.B.A.	Francis I. Perier, Jr., M.B.A.	Francis I. Perier, Jr., M.B.A.	Francis I. Perier, Jr., M.B.A.	Francis I. Perier, Jr., M.B.A.
Badreddin Edris, Ph.D.	Bhavesh Ashar, M.BA.	Bhavesh Ashar, M.BA.	Badreddin Edris, Ph.D.	Badreddin Edris, Ph.D.
L. Mary Smith, Ph.D.	Michael Burgess, M.B.Ch.B., Ph.D.	Michael Burgess, M.B.Ch.B., Ph.D.	L. Mary Smith, Ph.D.	Bhavesh Ashar, M.BA.
Herschel Weinstein, J.D.	Badreddin Edris, Ph.D.	Badreddin Edris, Ph.D.	James Cassidy, M.D., Ph.D.	James Cassidy, M.D., Ph.D.
Daniel Pichl		L. Mary Smith, Ph.D.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Saqib Islam, J.D. ($)	Exclusion of Stock Awards and Option Awards for Saqib Islam, J.D. ($)	Inclusion of Equity Values for Saqib Islam, J.D. ($)	Compensation Actually Paid to Saqib Islam, J.D. ($)
2024	16,153,317	(14,588,860)	12,595,300	14,159,757
2023	18,351,489	(16,858,782)	23,333,742	24,826,449
2022	15,295,291	(14,033,647)	(14,581,503)	(13,319,859)
2021	17,542,057	(16,414,110)	9,227,187	10,355,134
2020	7,735,173	(6,788,860)	49,509,511	50,455,824
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	4,285,719	(3,374,810)	2,825,012	3,735,921
2023	4,675,170	(3,849,068)	5,183,345	6,009,447
2022	4,818,637	(3,898,476)	(3,703,794)	(2,783,633)
2021	8,158,164	(7,416,635)	5,001,613	5,743,142
2020	2,459,159	(1,914,820)	8,611,361	9,155,700
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Saqib Islam, J.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Saqib Islam, J.D. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Saqib Islam, J.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Saqib Islam, J.D. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Saqib Islam, J.D. ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Saqib Islam, J.D. ($)	Total – Inclusion of Equity Values for Saqib Islam, J.D. ($)
2024	11,750,812	(822,716)	1,527,359	139,845	—	—	12,595,300
2023	20,429,982	1,735,480	1,094,244	74,036	—	—	23,333,742
2022	5,323,376	(10,587,364)	1,282,105	(10,599,620)	—	—	(14,581,503)
2021	11,298,429	(6,873,111)	3,343,704	1,458,165	—	—	9,227,187
2020	15,234,410	29,620,975	2,015,161	2,638,965	—	—	49,509,511
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	2,556,066	(330,851)	511,668	88,129	—	—	2,825,012
2023	4,332,306	484,241	320,900	45,898	—	—	5,183,345
2022	1,463,004	(2,146,154)	393,227	(1,967,685)	(1,446,186)	—	(3,703,794)
2021	5,465,626	(1,024,685)	512,687	47,985	—	—	5,001,613
2020	4,408,874	3,540,317	310,020	352,150	—	—	8,611,361

(4)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
In 2024, net product revenue replaced net cash from financing activities as the most important financial performance measure for determining Compensation Actually Paid to PEO and Non-PEO NEOs. This shift stemmed from the Company’s evolution into a commercial-stage biopharmaceutical company. This evolution was marked by the November 2023 FDA approval of OGSIVEO® and the subsequent generation of net product revenue starting in December 2023. As a result, net product revenue targets comprised an important component of the Company’s 2024 corporate goals, and performance against these targets was a significant factor in measuring overall Company performance for compensation purposes. The net product revenue performance measure was not the most important financial performance measure for years prior to 2024, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
-10
-20
Company TSR (FYE 2019 Indexed to $100)
$250
$200
$150
$100
$50
$0
-$50
-$100
2019
2020
2021
2022
2023
2024
100.00
50.5
188.41
9.2
161.03
10.4
5.7
67.58
-13.3
-2.8
24.8
94.83
6.0
93.87
14.2
3.7
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
SpringWorks Therapeutics, Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income ($ Millions)
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
60
50
40
30
20
10
0
-10
-20
1,200
1,000
800
600
400
200
0
-200
-400
50.5
9.2
10.4
5.7
-13.3
-2.8
24.8
6.0
14.2
3.7
-46
-174
-277
-325
-258
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
SpringWorks Therapeutics, Inc. Net Income ($ Millions)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Product Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and net product revenue during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Product Revenue ($ Millions)
Compensation Actually Paid ($ Millions)
Net Product Revenue ($ Millions)
60
50
40
30
20
10
0
-10
-20
600
500
400
300
200
100
0
-100
-200
50.5
9.2
0.0
10.4
5.7
0.0
-13.3
-2.8
0.0
24.8
6.0
5.4
14.2
3.7
172.0
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Product Revenue ($ Millions)

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the Nasdaq Biotechnology Index over the same period.

Comparison of Cumulative TSR of SpringWorks Therapeutics, Inc. and Nasdaq Biotechnology Index
$200
$150
$100
$50
$0
TSR (12/31/2019 Indexed to $100)
188.41
161.03
100.00
126.42
126.45
113.65
118.87
118.20
100.00
94.83
93.87
67.58
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
SpringWorks Therapeutics, Inc. TSR
Nasdaq Biotechnology Index TSR

Tabular List of Most Important Financial Performance Measures
Compensation for our named executive officers is determined based on a variety of factors, as further discussed in the section titled “Executive Officer Compensation — Compensation Discussion and Analysis”. The tabular list of financial performance measures included and defined below is used by the Company to link Compensation Actually Paid to Company performance. We did not use any other metrics to directly link Compensation Actually Paid to Company performance in 2024.
•
Net product revenue.

•
Company TSR relative to the Nasdaq Biotechnology Index.

CEO Pay Ratio
Pursuant to SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our Chief Executive Officer, and the annual total compensation of our median employees (other than our Chief Executive Officer) for the year ended December 31, 2024.
Measurement Date
We identified the median employee using our employee population on December 31, 2024 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure
Under the SEC rules, we are required to identify the median employee by use of a “consistently applied compensation measure”, or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating for each employee as of December 31, 2024:(1) annual base pay, (2) annual target cash incentive opportunity, (3) the fair market value for equity awards granted during the fiscal year ended December 31, 2024 (as determined at the grant date), and (4) any other items of compensation earned by, or paid to, such employee during 2024. For employees who joined the Company during 2024, we annualized their compensation values for base pay and annual performance-based cash incentive where applicable.
Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation in 2024, as calculated using Summary Compensation Table requirements, was $454,858. Our Chief Executive Officer’s compensation in 2024, as reported in the Summary Compensation Table, was $16,153,317. Therefore, our CEO Pay Ratio for 2024 is approximately 36:1.
We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. This information is being provided for compliance purposes, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. None of our Board of Directors, our compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Risk Assessment Concerning Compensation Practices and Policies
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During 2024, Carlos Albán, Daniel S. Lynch, and Martin Mackay served on our compensation committee. Mr. Lynch has served as a member of our compensation committee since our initial public offering in September 2019 and continues to serve on such committee at present. Mr. Lynch previously served as our executive chairman from August 2017 to August 2019 and as our interim Chief Executive Officer from February 2018 to July 2018. See “Certain Relationships and Related Party Transactions” for further discussion.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.
The compensation committee reviewed and discussed the section titled “Compensation Discussion and Analysis” of this proxy statement with management. Based on the review and discussions, the compensation committee recommended to the Board of Directors that the section “Compensation Discussion and Analysis” be included in this proxy statement for the year ended December 31, 2024, for filing with the SEC.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SPRINGWORKS THERAPEUTICS, INC.
Daniel S. Lynch, M.B.A., Chairperson
Carlos Albán
Martin Mackay, Ph.D.
April 4, 2025

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2024, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Officer Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2023 and 2024) and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to our company or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
Our Board of Directors has adopted a written related person transactions policy providing that transactions with our directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on September 12, 2019, the date our registration statement for our initial public offering became effective.

Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest and in which the aggregate amount involved exceeds or may be expected to exceed $120,000 annually, subject to certain exceptions. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
As appropriate for the circumstances, the audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar amount involved in the related person transaction;

•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;

•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the related-party transaction; and

•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 24, 2025 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and executive officers as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column titled “Shares Beneficially Owned” is based on a total of 74,984,358 shares of our common stock outstanding as of March 24, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock issuable upon the exercise of options or pursuant to restricted stock units that are subject to vesting conditions within 60 days of March 24, 2025 are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.
	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
Greater than 5% Stockholders:
FMR LLC(2)	11,157,960	14.88%
The Vanguard Group(3)	7,158,871	9.55%
BlackRock, Inc.(4)	5,960,359	7.95%
Named Executive Officers and Directors:
Saqib Islam, J.D.(5)	2,644,511	3.43%
Badreddin Edris, Ph.D.(6)	714,548	*
Francis I. Perier, Jr., M.B.A.(7)	696,887	*
Daniel S. Lynch, M.B.A.(8)	407,520	*
Bhavesh Ashar, M.B.A.(9)	279,863	*
James Cassidy(10)	243,157	*
Freda Lewis-Hall, M.D., DFAPA(11)	100,420	*
Alan Fuhrman(12)	100,420	*
Carlos Albán(13)	69,855	*
Julie Hambleton, M.D.(14)	53,295	*
Martin Mackay, Ph.D.(15)	7,361	*
All executive officers and directors as a group (14 persons)(16)	5,867,912	7.83%

•
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.

(2)
Information herein is based on the based on the information reported on the Form 13F-HR filed on February 13, 2025 by FMR LLC represents 11,157,960 shares of common stock held by FMR LLC.

(3)
Information herein is based on the based on the information reported on the Schedule 13G/A filed on January 31, 2025 by The Vanguard Group, Inc. and represents 7,158,871 shares of common stock held by The Vanguard Group, Inc. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported therein. No one other person’s interest in the securities reported therein is more than 5%.

(4)
Information herein is based on the information reported on the Form 13F-HR filed on February 7, 2025 by BlackRock, Inc., or BlackRock, as the parent holding company of certain institutional investment managers, and represents 5,960,359 shares of common stock held by BlackRock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
Consists of (i) 602,880 shares of common stock and (ii) 2,041,631 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Islam.

(6)
Consists of (i) 102,781 shares of common stock, and (ii) 611,767 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Dr. Edris.

(7)
Consists of (i) 28,330 shares of common stock and (ii) 668,557 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Perier.

(8)
Consists of (i) 78,849 shares of common stock, (ii) 4,095 shares of common stock underlying unvested restricted stock units subject to vesting within 60 days of March 24, 2025 and (iii) 324,576 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Lynch.

(9)
Consists of (i) 19,305 shares of common stock and (ii) 260,558 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Ashar.

(10)
Consists of (i) 33,969 shares of common stock and (ii) 209,188 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Dr. Cassidy.

(11)
Consists of (i) 10,572 shares of common stock, (ii) 4,095 shares of common stock underlying unvested restricted stock units subject to vesting within 60 days of March 24, 2025 and (iii) 85,753 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Dr. Lewis-Hall.

(12)
Consists of (i) 10,572 shares of common stock, (ii) 4,095 shares of common stock underlying unvested restricted stock units subject to vesting within 60 days of March 24, 2025 and (iii) 85,753 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Fuhrman. These shares are held in a family trust where Mr. Fuhrman is a trustee.

(13)
Consists of (i) 11,286 shares of common stock, (ii) 4,095 shares of common stock underlying unvested restricted stock units subject to vesting within 60 days of March 24, 2025 and (iii) 54,474 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Mr. Albán.

(14)
Consists of (i) 4,095 shares of common stock underlying unvested restricted stock units subject to vesting within 60 days of March 24, 2025 and (ii) 49,200 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Dr. Hambleton.

(15)
Consists of 7,361 shares of common stock underlying options exercisable within 60 days of March 24, 2025 held by Dr. Mackay.

(16)
Includes Daniel Pichl, Herschel S. Weinstein, J.D., and Tai-An Lin, Ph.D. who are executive officers but not named executive officers.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:
•
the integrity of SpringWorks Therapeutics’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements;

•
the qualifications, independence, and performance of SpringWorks Therapeutics’ independent registered public accounting firm;

•
the performance of SpringWorks Therapeutics’ internal audit function, if any; and

•
other matters as set forth in the charter of the audit committee approved by the Board of Directors.

The audit committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the independent registered public accounting firm. The audit committee also reviews the performance of the independent registered public accounting firm in the annual audit of SpringWorks’ financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. The audit committee provides the Board of Directors such information and materials as it may deem necessary to apprise the Board of Directors of financial matters requiring its attention. In addition, the audit committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval.
Management is responsible for the preparation of SpringWorks Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of SpringWorks Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SpringWorks Therapeutics for the fiscal year ended December 31, 2024. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of SpringWorks Therapeutics be included in SpringWorks Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the Securities and Exchange Commission, or the SEC. The information contained in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT AND COMPLIANCE COMMITTEE OF
THE BOARD OF DIRECTORS OF
SPRINGWORKS THERAPEUTICS, INC.
Alan Fuhrman
Julie Hambleton, M.D.
Freda Lewis-Hall, M.D., DFAPA
April 4, 2025

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 5, 2025, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the 2025 Annual Meeting were first made available to stockholders. Any stockholder proposals submitted outside the processes of SEC Rule 14a-8 will be considered untimely. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than January 14, 2026 and no later than February 13, 2026.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act and be received no later than December 5, 2025, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the Annual Meeting were first made available to stockholders. Any stockholder proposals submitted outside the processes of SEC Rule 14a-8, or received after December 4, 2025, will be considered untimely. In addition, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
Stockholder proposals and the required notice should be addressed to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SpringWorks THERAPEAUTICS VOTE 01 - Alan Fuhrman 02 - Julie Hambleton, M.D. 03 - Daniel S. Lynch, M.B.A. 3 2 B V For Withhold For Withhold For Withhold Proposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposals 2 and 3. 0446PC 2. Ratification of the appointment of Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2025 3. Non-binding advisory vote on executive compensation 1. Election of Class III Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SWTX or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SWTX Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/SWTXNotice of 2025 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 14, 2025Saqib Islam and Francis I. Perier, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SpringWorks Therapeutics,Inc. to be held on May 14, 2025 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted in accordance with the instructions provided by the stockholder. If no such directions are indicated, theProxies will have authority to vote FOR the election of Class III Directors and FOR Proposals 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)SpringWorks Therapeutics, Inc.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.investorvote.com/SWTX2025 Annual Meeting of Stockholders of SpringWorks Therapeutics, Inc.The 2025 Annual Meeting of SpringWorks Therapeutics, Inc. Stockholders will be held onMay 14, 2025, 10:00 A.M. Eastern Time, virtually via the internet at meetnow.global/MWPYT6C.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.